Exhibit 10.1
MEMORANDUM
TO:        Bob Boucher, Senior Vice President, Southern Operations
FROM:        Jeff Hughes, Executive Vice President, Human Resources
DATE:        August 17, 2012
RE:        Promotion Offer – Executive Vice President, Operations

Congratulations Bob. I am pleased to offer you the position of Executive Vice President, Operations for Republic Services (the “Company” or “Republic”). I am excited about the opportunities presented by the Company and hope that you will accept this promotional opportunity as a member of the executive leadership team located in Phoenix, Arizona. This offer will remain in effect for a period of seven days from the date of this memorandum.

This memorandum sets forth the terms and conditions of our offer and highlights the basic components of your compensation. It is not intended to be a comprehensive description of all benefits available to you or to provide the details of the plans that govern the administration of compensation and benefits, as our offerings may change from time to time.

Terms and Conditions of the Offer

Effective Date: Your position will begin on or about August24, 2012, or as mutually agreed.

Reporting: You will report directly to Don Slager, President and Chief Executive Officer, or other individuals as the Company may direct.

Base Salary: Your Base Salary will be $475,000annually, subject to applicable withholdings.

Personal Time Off: Vacation, sick, and personal time will be accrued and used in accordance with the Corporate PTO policy.

Benefits: You will continue to be eligible to participate in all benefit plans that the Company makes available to similarly-situated employees, including the Company’s 401k, medical, dental, vision, life insurance, short-term disability, and long-term disability plans.

Annual Bonus: You will continue to be eligible to participate in the Annual Bonus Plan under the Company’s Executive Incentive Plan (“EIP”) or any successor or similar plan maintained by the Company for the benefit of similarly-situated employees, subject to the terms and conditions of such plans and at the discretion of and subject to approval by the Management Development and Compensation Committee of the Company’s Board of Directors (the “Committee”).For 2013, management will recommend a target annual cash bonus award of 80% of your Base Salary. This award target, and the award target for all subsequent annual bonus performance cycles, is provided at the discretion of and subject to the approval of the Committee. Your award for 2012, which was granted in February 2012, will remain unchanged (target of 80% of $400,000). In addition, the Company will supplement your annual bonus award for 2012 (“2012 EIP Annual Bonus”) under the EIP with a payment (the “Supplemental Bonus”) so that your total bonus for 2012 (2012 EIP Annual Bonus plus Supplemental Bonus) will equal an amount as if your bonus had been prorated between your two positions. Thus, if your new position begins on or before September 1, 2012, your target Supplemental Bonus will be 80% of $75,000 for four months, which equals $20,000. Your actual Supplemental Bonus will be paid based on performance relative to target and will be payable at the same time and on the same terms as if it had been granted under the EIP

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and will be payable only for full months of service.

Equity: You will continue to be eligible to participate in the Company’s Amended and Restated 2007 Stock Incentive Plan (“Stock Plan”), or any successor or similar plan maintained by the Company for the benefit of similarly-situated employees, subject to the terms and conditions of such plans. For 2013, management will recommend a stock option award having a grant-date value of $250,000 and a restricted stock unit (“RSU”) award having a grant date value of $200,000, it being anticipated that the Committee may increase or decrease the grant-date value of RSUs to reflect your performance or the performance of the Company. Each of these awards vests in 25% increments on each anniversary of the grant date beginning on the first anniversary of the grant date, contingent upon your continued employment. The stock option and RSU grants are governed by the provisions of the Stock Plan and the related award agreements. All equity awards are at the discretion of and subject to the approval of the Committee.

Stock Ownership Guidelines: All employees holding the position of Executive Vice President are expected to obtain within a specified time period and thereafter maintain ownership of Republic Services, Inc. common stock having the value equal to two times Base Salary.

Deferred Compensation Plan: You will continue to be eligible for an annual contribution to the Republic Services, Inc. Deferred Compensation Plan at the discretion of the Committee. The next annual contribution for which you may be eligible will be for 2013.For 2013, management will recommend a contribution of $65,000. All such contributions are subject to all vesting and other provisions of the Deferred Compensation Plan.

Long-Term Incentive Plan: You will continue to be eligible to participate in the Company’s Long-Term Incentive Plan (“LTIP”). A new LTIP award opportunity may be established each year so that this LTIP incentive opportunity becomes part of your annual compensation. This incentive will be tied to achieving the Company’s key financial goals over the three-year performance cycle. Management will recommend to the Committee that the award target for your position for the 2013 – 2015 performance cycle be set at $250,000. This award target, and the award target for all subsequent LTIP performance cycles, is provided at the discretion of and subject to the approval of the Committee.

Relocation Benefits: To assist with your relocation to the Phoenix area, you are eligible for relocation benefits under Republic’s Level 4 Relocation Policy. The Company may agree to purchase your home in Texas on an accelerated basis at appraised fair market value to expedite your relocation to the Phoenix area. A copy of Republic’s Level 4 Relocation Policy is enclosed.

Executive Separation Policy: Should your employment with the Company terminate at any time in the future while you are employed in the position of Executive Vice President, your eligibility for separation benefits will be governed by the Company’s then-applicable Executive Separation Policy. A copy of the current Executive Separation Policy is enclosed.

Noncompetition, Non-Solicitation, Confidentiality, and Arbitration Agreement: As a condition of your promotion, you are required to sign a new Non-Competition, Non-Solicitation, Confidentiality and Arbitration Agreement, which is enclosed.

Bob, we are excited for you to join the executive leadership team in Phoenix and look forward to working with you in your new role. To confirm the terms and conditions of your new position, please sign below where indicated. As always, please do not hesitate to contact me if you have any questions.

I understand all the terms offered to me and accept continued employment on these terms. I understand and agree that either the Company or I may terminate the employment relationship at any time for any reason. I agree that no other promises have been made to me.

____________________________________________________            ___________________
Robert Boucher                                    Date

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Level 4
Effective: August 1, 2009
Updated: April 19, 2012

Table of Contents

CONTACTS4
Republic Services Cartus Delivery Team4
Submission of Expenses4
Preferred National Lenders4
SUMMARY OF BENEFITS5
INTRODUCTION10
Important! Before The Employee Begins10
The Program10
Repayment Agreement10
Sarbanes - Oxley10
Program Eligibility11
Website Information11
EXPENSE REIMBURSEMENT11
TAX ASSISTANCE13
MISCELLANEOUS RELOCATION ALLOWANCE14
RELOCATION TRAVEL14
Neighborhood Tour15
Homefinding Trip15
Return Trips16
Final Move16
TEMPORARY LIVING17
LEASE CANCELATION18
New Lease Transfer Clause18
HOME SALE ASSISTANCE18
Eligible Homes18
Ineligible Homes18
Eligible Expenses19
Real Estate Agent Selection – Mandatory Program Guidelines19
Marketing Assistance Program20
Realtor Bonus20
Home Repair Allowance21
Disclosure21
Inspections21
Appraisal Process22
Appraised Value Offer22
Amended Sale22
Buyer’s Offer23
Amended Value Home Sale Incentive23
Closing the Sale and Receiving Final Equity23
Vacating the Home24
INDEPENDENT SALE24
LOSS ON SALE25
DUPLICATE HOUSING25
DESTINATION ASSISTANCE26
HOME PURCHASE ASSISTANCE26
Eligible Home Purchase Expenses26

Ineligible Home Purchase Expenses27
National Lender Program27
HOUSEHOLD GOODS SHIPMENT28
Service Options28
Authorized Services28
Items Ineligible for Shipment or Coverage29
Storage29
Shipment of Vehicles29
Insurance and Claims30
Self Move Option30
REIMBURSEMENT AGREEMENT31

Contacts
Please find the Republic Services Cartus Delivery Team and National Lenders contact information below.

Republic Services Cartus Delivery Team
Cartus
2040 Main Street, Suite 705
Irvine, CA 92614
949.885.5200 - Main
800.638.8300 - Toll Free
949.885.5290 - Fax
[Relocation Consultant’s name with “.” between first and last]@Cartus.com

Submission of Expenses
Submit expenses via the Cartus online expense submission process.

Preferred National Lenders

Wells Fargo
www.wellsfargorelo.com
800.458.4623

Cartus Home Loans
www.cartushomeloans.com
800.848.9492

Chase Mortgage
www.chaserelo.notifications@jpmchase.com
866.485.2125

Summary of Benefits
ELIGIBILITY
•    Current and newly hired managers and senior managers in the following job titles:
o    Area: Area President
o    Region and Headquarters: Executive Officers, Senior Vice Presidents, Vice Presidents and Directors
•    Asked to relocate at the request of the Company

REPAYMENT AGREEMENT
•    Should the employee voluntarily resign employment, or if the employee is involuntarily discharged by the Company for “Cause” (please refer to the Repayment Agreement at the end of this document) the employee will be required to repay all “Relocation Expenses,” which are defined as all relocation-related expenses paid or incurred by the Company within a time-period ending 24 months after the effective date of transfer or new hire, based on the following schedule:
o    Resignation or discharge within 12 months of the effective date of transfer or new hire — 100% of the Relocation Expenses
o    Resignation or discharge more than 12 months but less than 24 months after the effective date of transfer or new hire — 50% of the Relocation Expenses

SUPPORT THROUGH CARTUS • Customized web access for destination relocation assistance • Password provided by Relocation Consultant
MISCELLANEOUS RELOCATION ALLOWANCE • One month’s salary, not to exceed $10,000 • Payment is processed after effective start date in new location • No tax assistance
RELOCATION TRAVEL • Coach class with 14 day advance purchase • Mileage reimbursed at current IRS rate • Follow Corporate Travel Policy where appropriate
Neighborhood Tour
•    Prior to acceptance of the relocation offer and coordinated through the Cartus Consultant
•    One trip for three days/two nights for the transferee and one adult family member
•    Reimbursement of airfare, rental car and fuel if distance > 350 miles
•    Coach class with 14 day advance purchase
•    Reimbursement for mileage at current IRS rate if driving personal vehicle
•    Tolls, parking, shuttle service to and from the airport(s)
•    Reimbursement for lodging up to $150/day and meals up to $50/person/day
•    Considered a business expense and reimbursed internally through the Company
•    Neighborhood Tour – must use a Cartus preferred broker
•    One-half day area tour to show communities and neighborhoods that fit the needs of the transferee’s family
•    Needs assessment completed with Cartus Consultant prior to trip
•    Follow Corporate Travel Policy where appropriate

Homefinding Trip
•    One trip for a total of five days/four nights for a homeowner and one trip for three days/two nights for a renter
•    Benefit applies to the transferee and one adult family member
•    Reimbursement for airfare, rental car and fuel if distance > 350 miles
•    Reimbursement for mileage at current IRS rate if distance is < 350 miles when driving personal vehicle
•    Reimbursement for lodging up to $150/day and meals up to $50/person/day
•    Tax assistance

Return Trips
•    Up to six return trips for homeowners and up to two return trips for renters, not to exceed two trips/month if the family remains in departure location
o    A family member may visit the employee in new location in lieu of a return trip
•    Reimbursement for airfare if distance > 350 miles
•    Reimbursement for mileage if distance < 350 miles (if driving personal auto)
•    Tax assistance

Final Move Trip
•    Direct reimbursement of expenses for one day in the departure and destination location and en route days for the employee and family
•    Reimbursement for airfare, rental car and fuel if distance > 500 miles
•    Reimbursement for mileage at current IRS rate if distance is < 500 miles when driving personal vehicle
•    Reimbursement for lodging up to $150/day and meals up to $50/person/day for two adults and an additional $20/person/day for three or more people
•    If driving, must drive at least 350 miles/day to qualify for reimbursement of lodging and meals
•    Taxable items tax assisted

TEMPORARY LIVING
•    For the employee and family while financially obligated for a home in the departure location
•    Up to 90 days for a homeowner and 30 days for a renter
o    Lodging arranged by and direct billed to Cartus
•    Rental car for up to one month if distance from origin to destination > 500 miles
o    Reimbursement for rental car (while automobile is being shipped)
o    Car may be shipped if distance > 500
o    Fuel or mileage is not reimbursed while in temporary living
o    If driving, mileage will be reimbursed only from the point of origin to destination, via the most direct route
•    If distance < 500 miles, the employee must use personal car
•    Tax assistance

LEASE CANCELLATION • Reimbursement of expenses (penalty charges) up to two months’ former rent • Tax assistance

HOME SALE ASSISTANCE
General
•    Property must meet eligibility requirements to qualify for home sale assistance benefits
•    Mandatory real estate agent first contact through Cartus
Realtor Bonus
•    The Company will pay an additional 1% commission to the buyer’s agent if home sells within 60 days of the list date, for homes listed less than $1M
•    If the home is listed for more than $1M, the Company will pay an additional ½% commission to the buyer’s agent if the home sells within the first 60 days of the list date
•    The home must be listed within 103% of the average of two BMAs during the initial marketing period and the listing guidelines outlined in the Marketing Assistance Section
Home Repair Allowance
•    Reimbursement of up to $5,000 for cosmetic upgrades or improvements to increase the home’s marketability
•    The home must be listed within 103% of the average of the BMAs during the initial marketing period and the listing guidelines must be followed as outlined in the Marketing Assistance Section to be eligible for the Home Repair Allowance
•    This allowance is applicable only to those upgrades and improvements consistent with documented realtor recommendations and inspection reports
•    Submit for reimbursement through Cartus
•    Tax assistance
Marketing Assistance
•    Two Broker’s Market Analyses and inspections will be ordered upon authorization
•    Approximately two weeks after the home has been listed, appraisals will be ordered
•    List price must adhere to the marketing plan outlined or employee will forfeit benefits
•    On receipt of the official verbal appraised value offer (AVO), (day 60 of the mandatory marketing period), the list price must be adjusted to within 103% of the AVO
•    All offers must be presented to the Cartus Consultant

Appraised Value Offer (AVO)
•    The Company will initiate and pay for two appraisals to establish appraised market value upon marketing benefit eligibility
•    The AVO will be based on 100% of the average of two appraisals if the appraisals are within 5% of the highest appraisal. If they are not within 5%, a third appraisal will be ordered and the offer will be based on the average of the two closest values.
•    The AVO is officially made after 60 days of marketing under the Marketing Assistance Program
•    The Cartus Consultant will contact the employee to verbally present the official AVO
•    Upon receipt of the AVO, (typically 60 days of listing) the home must be listed for no more than 103% of the AVO to remain eligible for home purchase assistance programs
•    The employee may accept the offer within 60 days of receipt of the official verbal AVO
•    The home must remain on the market until the employee has officially accepted the offer
•    During the 60 day offer period, the Employee’s home may be listed at no more than 103% of AVO or the employee will forfeit the AVO benefit

Amended Value Offer
•    If the employee receives an outside offer from a buyer, the employee will receive the higher of the outside offer or the appraised value offer
•    Cartus purchases the home from the employee and closes the sale on the employee’s behalf with the outside buyer
Amended Value Sale Incentive Bonus
•    Under the Amended Value Offer, if the home is sold to an outside buyer within 3% of the appraised value offer, the employee will receive a 2% bonus based on the sales price, not to exceed $6,000
•    No tax assistance

Independent Home Sale Assistance
•    For ineligible home sale assistance properties or at the employee’s choice
•    Reimbursement of closing expenses up to 7% of the sale price
•    Tax assisted only for properties considered ineligible for home sale assistance
•    No tax assistance if at the employee’s choice

LOSS ON SALE ASSISTANCE
•    Benefit applies only to current/transferred employees
•    The employee must be a homeowner in the departure location
•    Calculation is based on the difference between the original purchase price and the sale price up to a maximum of $50,000
•    Capital improvements and loans over the original purchase price are not included in the calculation nor are considered separately as their value is already considered in the value of the home
•    No tax assistance

DUPLICATE HOUSING
•    This benefit applies only to employees who still own their home in the departure location who have purchased a home in the new location
•    The duplicate housing benefit is not available while the employee is in temporary housing
•    Up to 60 days based on the lesser of the departure or destination home mortgage payments while still financially obligated for both
•    Reimbursement of mortgage interest, property taxes, homeowner’s insurance
•    Reimbursement of maintenance and utilities
•    No tax assistance

DESTINATION ASSISTANCE • It is mandatory that Cartus makes first contact with a real estate agent
HOME PURCHASE ASSISTANCE
•    For a homeowner in the departure location only
•    It is mandatory that Cartus makes first contact with a real estate agent
•    Reimbursement up to 2% of the mortgage amount to apply towards normal and customary closing costs including loan origination fees
•    Direct billed to the Company through lenders under the relocation program
•    Tax assistance provided on taxable items

National Lender Program • Direct bill option through preferred national lender program • Taxable items tax assisted

HOUSEHOLD GOODS MOVE
Two Options From Which to Choose:
Direct bill and coordination through Cartus
o    Packing, loading, shipping, unloading, limited unpacking (mattress cartons and crates of household goods boxes
o    Carrier valuation insurance
o    Storage for up to 60 days for a homeowner and storage for up to 30 days for a renter
o    Shipment of up to two automobiles if distance from origin to destination > 500 miles
o    Reimbursement of mileage if distance < 500 miles
Self Move Option
o    Direct reimbursement of expenses
o    Taxable items tax assisted

Introduction
Congratulations on the new position with Republic Services. This is an exciting time, but it can also be demanding and stressful. The Republic Relocation Program has been designed to help minimize the uncertainty and challenges of relocating. Republic Services has partnered with Cartus and other service providers to assist in coordinating the relocation. Upon authorization, Cartus will assign a Consultant as the employee’s primary point of contact throughout the move. The Consultant will guide the employee through each step of the relocation process and outline the information the employee needs to provide Cartus to expedite the move. The Consultant will review the relocation benefits with the employee; however, we encourage the employee to review the details of the program to ensure that the employee understand the benefit parameters clearly.
Our best wishes for success in the new location!

Important! Before The Employee Begins
It is mandatory the employee contacts the Cartus Consultant before contacting any real estate agents directly.
Home sale and home purchase expenses contribute substantially to the overall costs of Republic’s Relocation Program. Procedures have been put in place to better manage these costs as well as help the employee market and sell the home in the shortest amount of time for the best possible price. Cartus has established a network of real estate and leasing agents to assist the employee with the sale of the current home and the purchase or lease of a home in the new location. A business relationship exists with these brokers across the country to collect a referral fee on any real estate transactions.
The Consultant must make the initial contact with the real estate agent to confirm the collection of a referral fee which is used to defray overall home sale and home purchase program costs.

The Program
Republic Services Compensation Department maintains overall responsibility for the development and decisions regarding the relocation program. Please be certain that the employee fully understands the relocation benefits prior to incurring any expenses. Any unapproved deviations from this program will not be covered.
Any exception requests will be reviewed through a formal process by contacting the Cartus Consultant.
Please Note: Substitutions or cash equivalent of unused benefits will NOT be granted.
Disclaimer: Republic Services has the sole right at any time to revise, amend or discontinue this policy. This policy shall not be considered or construed as an employment contract and does not constitute a guarantee of employment for any minimum or specified period of time. Republic’s decisions are final regarding the application and interpretation of the relocation policy.

Repayment Agreement
•    Republic Services Relocation Expense Reimbursement Agreement must be signed and returned to the employee’s manager and Human Resources Manager prior to initiating any services or benefits and incurring any relocation expenses.
•    Should the employee voluntarily resign from employment with Republic Services or if the employee is involuntarily discharged by the Company for cause during the two-year period following the effective date of transfer or hire date, the employee will be required to repay any and all “Relocation Expenses,” which are defined as all relocation – related expenses paid or incurred by the Company within a time-period ending 24 months after the effective date of transfer or new hire based on the following schedule:
o    100% of the relocation expenses is owed if resignation or discharge is within 12 months of the effective date of transfer or new hire
o    50% of the relocation expenses is owed if resignation or discharge is more than 12 months but less than 24 months after the effective date of transfer or new hire

Sarbanes - Oxley
•    If the employee is classified as an officer of the company, the employee may not be eligible for certain relocation benefits due to the Sarbanes – Oxley Act effective July 30, 2002. Please notify the Cartus Consultant if the employee falls in this category.

Program Eligibility
•    The employee is a current or newly hired manager or senior manager relocating from one location to another at the request of the Company.
•    Positions eligible for the Level 4 program are determined at the Company’s sole discretion and include:
o    Area: Area President
o    Region and Corporate: Executive Officers, Senior Vice Presidents, Vice Presidents and Directors
•    Family members eligible to relocate under this policy include the employee’s spouse or partner and all legal dependents claimed on the personal taxes at the effective date of transfer or hire.
•    If an additional family member is employed by Republic Services and is asked to relocate, one set of benefits applicable to the salary grade of the primary relocating employee will be provided.
•    If relocation related expenses are covered by the military, the Company will reduce the benefits to only those benefits that exceed the benefits covered by the military.
•    The distance between the former residence and the new job site must be at least 50 miles greater than the distance between the former residence and the former job site.
•    The position must be for at least 39 weeks or more in the new location.
•    The relocation must be completed within one year of the effective transfer or hire date. See IRS Publication 521.

Website Information
The Republic Services Relocation Resource Center at www.cartus.com is a secure, customized website. It offers many helpful resources and links to destination information in addition to all the forms and relocation status information needed to ensure a smooth transition. The employee’s User ID and password will be given to the employee after the initial conversation with the Cartus Consultant. To access the Relocation Resource Center, log on to www.cartus.com and click on Secure Login. When prompted, enter the employee’s User ID and password and select Enter.
Using the Cartus website, the employee will be able to access:

- Online Expense Reimbursement Form
- Documents relating to the employee's move
- Contact information for the employee's Cartus Team and Suppliers
- Frequently Asked Questions
- Destination information
- Status of the employee's relocation
- Relocation policy

Expense Reimbursement

For reimbursement of the employee’s relocation expenses as outlined in the policy, log-on to the Relocation Resource Center at www.cartus.com by entering the employee’s secure user log-in and password. Using the Navigator across the top of the page, select Tools and Forms, then Web Expense. The employee will be prompted to enter eligible expenses by category. Scanned receipts may be uploaded along with the employee’s online expense report. If the employee wishes to fax the receipts, the fax number is provided when the employee has completed the online expense form.
Tips for filing eligible expenses:
•    Relocation expenses are separate and distinct from other business-related activities and must be submitted on a Transferee Expense Form. Relocation expenses must not be combined with regular business expenses.
•    Please submit expenses for reimbursement within 30 days of incurring the expense to ensure a timely cash flow during the employee’s relocation.
•    Scanned or original receipts must be submitted for all expenses.
•    To avoid processing delays, please itemize the expenses in order of the date incurred, using a separate expense report for each eligible benefit and for each calendar week.
•    Any expenses that are adjusted or disallowed per the terms of this policy will be explained in writing by the Cartus Expense Billing Specialist.
•    Please retain a copy of the submitted expense form(s) and receipts for the employee’s records.
•    Please ensure that all relocation expense reimbursements are submitted within 12 months of the effective start date in the new work location per eligibility guidelines.

Tax Assistance
Tax assistance is provided by Republic Services to help compensate the employee for the additional tax liability caused by the reimbursement of relocation-related expenses. This assistance is not meant to reimburse dollar-for-dollar on the resulting tax liability of reimbursed expenses but to defray taxes on some of the employee’s non-deductible relocation expenses.
•    The IRS considers all relocation reimbursements paid to the employee, or on their behalf, as taxable income, except for those expenses associated with:
o    The sale of the employee’s home through the Appraised Value Offer Program.
o    The household goods shipment and storage of household goods for the first 30 days.
o    Final move expenses, excluding meals and mileage above the IRS mileage rate in effect for the year in which the employee is being reimbursed.
•    The tax treatment of all taxable expenses within this policy will be stated in each benefit section.
•    Tax gross-up calculations will be based on income earned at Republic Services. No other income will be considered.
•    Taxable relocation payments or reimbursements made to the transferee or on the transferee’s behalf will appear on the W-2 for the year the payment was disbursed to the transferee.
•    A one-time tax gross-up amount, based on the additional tax liability incurred as a result of the receipt of the relocation expenses that are deemed to be taxable income, computed to include: (i) income taxes payable by the transferee at the statutory supplemental rate for income tax purposes, and (ii) employment taxes for federal tax purposes (FICA) and state tax purposes (State Disability Insurance).
•    Tax assistance payments are paid directly to the taxing authority by Republic Services.
•    Please note the following:
o    It is imperative to keep records and receipts of all relocation expenses to manage the tax return filing process at year-end.
o    An itemized Relocation Tax Summary will be prepared and emailed to the transferee’s attention by January 31 in the year(s) following the delivery of relocation benefits.
o    Income and tax preparation is highly personal and relocation expenses will impact each transferring employee differently. It is recommended that each employee consult with their tax advisor or refer to the IRS publications listed below. Neither Republic Services nor Cartus will provide tax advice. The Miscellaneous Relocation Allowance may be used to pay for the employee’s tax preparation or tax counseling.
o    The reimbursements or payments received that are considered taxable income may cause the employee to move into a higher tax bracket. The Company does not compensate for the loss of tax deductions or credits because the employee’s tax bracket, family income and/or capital gains changed.
•    To order IRS publications or necessary tax forms call 1-800-TAX-FORM. Access the following publications dealing with relocation-related topics on the IRS web site: www.irs.gov.
Publication 521 – Moving Expenses
Publication 523 – Selling Your Home

Miscellaneous Relocation Allowance
Republic Services provides a one-time allowance of one month's salary not to exceed $10,000 to cover incidental relocation expenses not otherwise covered in this policy. This is a not an exclusive list of items that the Miscellaneous Relocation Allowance may cover:
- Extensions or exceptions to policy benefits
- Driver's license, auto registration
- Homefinding trip
- Pet boarding, health certificates, vaccinations or transportation costs
- Hotel pet fees/charges
- Utility installations (including telephone) deposits
- Removal and/or installation of telephones antennas, water softeners, air conditioners, etc.
- Notary expenses
- Baggage charges, excess baggage fees or overweight baggage charges
- Parking, tolls
- Additional taxes owed not covered by tax assistance
- Newspapers, movies
- Childcare
- Cleaning of homes or maid service
- Home warranties or repair
- Laundry, dry cleaning
- Security pet or smoking deposits
- Non-reimbursable home sale or home purchase expenses
- Professional tax consulting
- Additional insurance on household good shipment
- Rewriting of wills or other personal legal documents

Please note:  Tax assistance is not provided. Payment is processed after effective start date in new location.

Relocation Travel
The following guidelines apply to all components of the employee’s relocation requiring travel:
•    The employee is responsible to make his/her own arrangements for all travel needs in compliance with Company Travel Policy.
•    Coach class with fourteen-day advance purchase is required for all air travel.
•    Lodging, rental car and airfare must be booked in accordance with the corporate travel policy.
•    Mileage reimbursed at current IRS mileage rate.
•    If driving, the most direct route must be taken with no side trips. Please keep accurate records of mileage.
•    Hotel charges must be itemized - personal items charged on the hotel bill will not be reimbursed.
•    All travel expenses related to the employee’s relocation must be submitted to Cartus for reimbursement and should not be included with business travel.

Neighborhood Tour
This trip is provided for the transferee and one adult family member to discover the new location and surrounding communities prior to accepting the relocation. Once the offer of employment has been accepted the transferee is no longer eligible for this visit.
The Cartus Consultant will coordinate referrals to real estate agents or leasing agents to ensure this trip is successful and focused. The Consultant will also assist in evaluating housing and community needs in the new location.
Reimbursement includes:
•    One trip to the destination location for the transferee and one adult family member not to exceed three days and two nights total
•    Airfare authorized if distance is > 350 miles
•    Mileage reimbursed at current IRS mileage rate if distance is < 350 miles
•    Car rental and fuel, if flying
•    Lodging not to exceed $150/day
•    Meals not to exceed $50/day/adult
Reimbursement: See Expense Reimbursement Section. Reimbursement of the tour expenses is considered a business expense for the employee.
Prospective and Current Employees: Submit eligible expenses along with original receipts to the hiring manager for reimbursement within 30 days of the tour.
Please Note: Parking and tolls are not reimbursed if the employee is renting a vehicle.

Homefinding Trip
Prior to taking the homefinding trip, please see the Destination Assistance Section to preserve the home purchase benefits. It is also recommended that the transferee is pre-approved for a mortgage prior to taking the homefinding trip.
Reimbursement includes:
•    Homeowner: One trip to the destination location for the transferee and one adult family member not to exceed five days and four nights total
•    Renter: One trip to the destination location for the transferee and one adult family member not to exceed three days and two nights total
•    Airfare authorized if distance is > 350 miles
•    Mileage reimbursed at current IRS mileage rate if distance is < 350 miles
•    Car rental and fuel, if flying
•    Lodging not to exceed $150/day
•    Meals not to exceed $50/day/adult
Reimbursement: See Expense Reimbursement Section. Reimbursement of homefinding trip expenses is considered taxable income and tax assistance will be provided.
Please Note: Parking and tolls are not reimbursed if renting a vehicle.

Return Trips
The employee is eligible for return trips while in temporary living if he/she is working in the new location and his/her family remains in the old location or to return to oversee the packing and loading of household goods shipment.
Reimbursement includes:
•    Homeowners: Up to two trips per month not to exceed six trips total
•    Renters: Up to two trips per month not to exceed two trips total
•    Airfare is authorized if the distance is > 350 miles
•    Mileage at current IRS mileage rate if distance is < 350 miles if driving the employee’s personal vehicle
•    Meals will not be reimbursed
•    In lieu of the employee returning to the old location, travel expenses to the new location for one family member may be reimbursed
•    Only airfare or mileage will be reimbursed
Reimbursement: See Expense Reimbursement Section. Tax assistance will be provided.

Final Move
Per IRS guidelines, final trip lodging expenses are defined as the last day/night in the old location, days en route (if driving) and the first day/night in the new location.
Reimbursement includes:
•    Mileage reimbursed at current IRS rate for up to one vehicle if driving (distance is < 500 miles). One night’s lodging is authorized for each 350 miles driven by the most direct route.
•    Lodging not to exceed $150/day.
•    Meals not to exceed $50/day/person for two and additional $20/day/person for three or more.
•    Airfare authorized for all qualifying family members if relocation distance is > 500 miles.
•    Car rental, if flying. Fuel will not be reimbursed.
Reimbursement: See Expense Reimbursement Section. Some of the expenses associated with the final move are non-taxable and excluded from income. For those items that are considered income (meals and a portion of the mileage), tax assistance will be provided.
Please Note: When traveling to the new location, vacations, extended layovers and side trips are not covered under this policy. All expenses (meals, lodging, mileage, etc.) outside of the direct route will be at the employee’s own expense and will be denied reimbursement.

Temporary Living
Republic Services will pay for reasonable temporary housing accommodations for the transferee and his/her family not to exceed 90 days for homeowners and 30 days for renters. This benefit applies prior to moving the household goods and if the employee is financially obligated for a home or apartment in the departure location.
•    This benefit should not be considered an alternative to establishing permanent residence as quickly as possible.
•    Cartus will make all arrangements for furnished accommodations with kitchen facilities, basic utilities and cable (long distance is not covered). Expenses are direct billed to Cartus.
•    Pet and/or smoking deposits are not covered (Miscellaneous Relocation Allowance).
•    Any damage to the temporary living unit is the employee’s responsibility.
•    Meals are not reimbursed.
•    Mileage will be reimbursed if driving to the new location for distances < 500 miles. If distance is > 500 miles, arrangements to ship the vehicle should be made in accordance with the guidelines listed in the Household Goods Move benefit.
•    Rental car for up to 30 days if distance is > 500 miles.
•    Fuel or mileage will not be reimbursed while in temporary living.
•    Extensions to temporary living will not be granted for the extended periods associated with new home construction.
Reimbursement: See Expense Reimbursement Section. Tax assistance will be provided.
Items ineligible for reimbursement include but are not limited to:
•    Alcohol, laundry, dry cleaning entertainment, meals and personal items
•    Routine commuting costs from the temporary living site to the new office
•    Expenses in addition to airfare or mileage for returning home

Lease Cancelation
Once the offer to relocate has been accepted by the employee, the lease and the lease cancellation terms should be reviewed. The employee should notify the landlord in writing of the pending relocation and the vacate date as soon as possible.
The lease may contain a transfer clause allowing cancellation of the lease or the ability to sublet the unit. The employee should try to negotiate with his/her landlord to minimize the penalties where possible.
Up to two month’s rent will be reimbursed for:
•    Payment of the lease cancellation penalties
•    Duplicate rent (may not be used at the same time as temporary living)
•    Reimbursement does not include loss of damage deposit, cleaning deposit, pet or smoking deposits, utility disconnection fees, etc.
•    A copy of the original lease, a letter from the landlord/property manager outlining the amount of the cancellation fee and proof of payment will be needed as documentation when submitting the Expense Report
•    If the employee is sharing the lease with another person(s), only the employee’s percentage portion will be reimbursed, divided equally among the lessee(s)
Reimbursement: See Expense Reimbursement Section. Tax assistance will be provided.

New Lease Transfer Clause
It is strongly encouraged the employee negotiates a lease cancellation clause in the new lease. This will decrease chances for further costs should the employee be transferred again.
Sample Clause: “If Lessee’s employment location is transferred by employer more than 50 miles from the (current location), during the terms of this lease, Lessee shall have the right to terminate this lease without further liability at any time upon furnishing Lessor thirty (30) days prior written notice and proof of such transfer of employment. (The landlord may require 60 days’ notice instead of 30 day.)

Home Sale Assistance
Selling a home at the best possible price within the time frame associated with relocation is essential to a successful relocation. Republic Services offers the Appraised Value Offer Program to assist with selling the primary residence. Program guidelines as described must be strictly followed to ensure the home sale expenses are excluded from taxable income.

Eligible Homes
•    The property is the employee’s primary residence.
•    The employee is the titled owner prior to acceptance of the relocation offer from Republic Services.
•    The home has clear and marketable title.
•    The home is a single-family dwelling on a lot that is typical for the area (not to exceed five acres), town home, duplex or condominium that is owner occupied.

Ineligible Homes

•    Cooperative apartments
•    Vacation/secondary homes
•    Homes that cannot be financed by a lending institution or are uninsurable
•    Homes uninhabitable or unmarketable due to physical condition and/or homes that are structurally unsound
•    Homes subject to a legal dispute
•    Homes with zoning or easement disputes or building code violations
•    Registered historic homes
•    Appraised value exceeding $1.5 million
•    Homes with non-transferable oil, gas or mineral rights
•    Mobile homes or manufactured housing
•    Property located outside the 50 United States
•    Homes that are partially completed or are under substantial renovation
•    Investment or rental properties
•    Properties with excessive acreage for the area (five or more acres)
•    Houseboats, geodesic dome homes and earth-berm homes
•    Vacant lots appraised as contributory value only
•    Multi-family dwellings
•    Properties where the homeowner’s association or board has either the right to screen and approve prospective purchasers or a first right of refusal
Republic Services reserves the right not to offer the home sale program for homes with any of the following but not limited to:
•    If there are any environmental toxins in excess of the recommended level by the Federal Environmental Protection Agency (EPA)
•    If the home is considered difficult to sell due to marketing issues such as underground oil storage tanks, lead paint, toxic mold, polybutylene piping, asbestos, etc.
•    Homes with improperly installed or defective building materials to include composite board siding, synthetic stucco or foreign manufactured drywall
Note: If the employee’s home is deemed ineligible for the home sale program, please see Ineligible Home Reimbursement Section.

Eligible Expenses
Expenses paid by Company on the employee’s behalf through the Appraised Value Offer Program include:
•    Real estate commission not to exceed 6% or the local norm for the area (verified by Cartus)
•    Normal and customary seller’s closing costs
These expenses will be paid through Cartus and the Appraised/Amended Value Program
Please Note: Seller discount points/closing costs incurred through negotiation of a sale are not reimbursable, regardless of the type of financing the buyer may have (e.g., FHA, VA or Conventional).

Real Estate Agent Selection – Mandatory Program Guidelines

Selection of a knowledgeable and competent real estate agent along with marketing the home is paramount to a successful sale. Use of a Cartus-approved real estate agent is mandatory on both the home sale and home purchase when participating in the Appraised Value Offer Program. The transferee should not speak with any real estate agents in the departure location or destination location or list the home for sale until he/she has spoken with the Cartus Consultant. The Consultant must make the initial contact with the Realtor to place all agent referrals and coordinate any changes, if necessary.
Please Note: It is mandatory that the Cartus Consultant make the first contact with the real estate agent.
Company employees or relatives of employees may not receive compensation or remuneration of any sort (referral fees, commissions, etc.) relating to the sale or purchase of a property through the Company’s relocation program.
If the employee has a Realtor that he/she would like to use for either the home sale or home purchase program, the Consultant should be advised prior to contacting the agent. Contact will be made with the agent on behalf of the employee. The Consultant will interview the agent to assess qualification for participation in the relocation program. (Questions regarding qualification for participation should be directed to the Cartus Consultant.) If eligible, the Cartus Consultant will register the agent and the referral will be applied to ensure Republic’s Home Sale Program guidelines are met.
•    The Consultant will provide the transferee with access to two major real estate companies and agents available in the community who specialize in servicing relocating employees. These companies have been specially trained to aggressively market the home and address issues that are unique to relocation.
•    The employee SHOULD NOT sign a Listing Agreement until he/she has spoken with the Consultant, who will review the agreement and will verify the agent’s requested commission percentage does not exceed the local norm.
•    The real estate commission in the listing agreement must not exceed 6% or the norm for the area.
•    The Listing Agreement should not include an administrative fee. Republic Services will not pay this fee. If the transferee agrees to the administrative fee in the listing agreement, it will not be reimbursed.
•    The listing agreement must include the Broker Exclusion Clause, which will be provided to the listing agent by the Consultant when the Consultant is registering the agent. If the agent has any additional questions regarding the exclusion clause, the employee should contact the Consultant before signing the listing agreement.

Marketing Assistance Program
The Marketing Assistance program has been designed to achieve a sale within a reasonable period of time for the best price possible in the marketplace and to ensure that a strong marketing strategy is always in place on the home.
•    After the employee chooses two Cartus-approved real estate brokers, the Consultant will order a Brokers Marketing Analysis Report (BMA) from each of the agents to assist in determining a potential list and most probable sales price.
•    Suggestions may be made to enhance the home’s marketability and curb appeal.
•    The home must be listed within 103% of the average of the “Most Probable Sales Price” noted on BMAs so the home will be priced competitively and realistically.
•    Once the employee has received the appraised value offer, he/she is required to adjust the list price to within 103% of the Appraised Value Offer.
•    The home must be marketed for 60 days prior to receiving the Appraised Value Offer. In addition, once in receipt of the Appraised Value Offer, the employee may continue to market the home for an additional 60 days.
•    The Consultant will monitor the marketing program and coordinate any recommendations for advertising, price adjustments or negotiation terms.
•    Upon receipt of a buyer’s offer, the employee should contact the Cartus Consultant immediately for review of the contract and negotiation assistance.
DO NOT SIGN OR INITIAL THE PURCHASE AGREEMENT OR ACCEPT ANY DEPOSIT MONIES FROM THE POTENTIAL BUYER.

Realtor Bonus

•    The Company will pay an additional 1% commission to the buyer’s agent if the home sells within 60 days of the list date, for homes listed less than $1M.
•    If the home is listed for more than $1M, the Company will pay an additional ½% commission to the buyer’s agent if the home sells within the first 60 days of the list date.
•    The home must be listed within 103% of the BMA during the initial marketing period and in compliance with the listing guidelines outlined in the Marketing Assistance Program.

Home Repair Allowance
•    Reimbursement of up to $5,000 for cosmetic upgrades or improvements to increase the home’s marketability.
•    This allowance is applicable only to those upgrades and improvements consistent with documented Realtor recommendations and/or may be used for repairs as a result of the inspections.
•    The employee may submit for reimbursement through Cartus.
•    The home must be listed within 103% of the BMA during the initial marketing period and in compliance with the listing guidelines outlined in the Marketing Assistance Program.
•    Tax assistance is provided.

Disclosure
Disclosure is the duty of the seller to make known to a buyer the condition of the property, particularly any defect that could affect its value, habitability or desirability. It is the responsibility of the homeowner to disclose the full condition of the property to Cartus, as well as to any potential buyers. Disclosure Statements will be included in the initial package. The employee should complete these forms and return them to the Consultant along with any other requested documents as soon as possible.
If complete and accurate information is not disclosed and is subsequently discovered, the employee may be held responsible for all expenses involved in correcting the defect(s) and any possible litigation.

Inspections
It is important to evaluate the condition of the property in order to effectively market the home. As Cartus will be buying the home from the employee on behalf of Republic Services as part of the home sale program, the following inspections may be ordered in conjunction with the listing of the home and the ordering of appraisals. Inspections may include, but are not limited to:
- General home
- Pest
- Radon Warranty
- Well/Septic
- Synthetic stucco
- Structural
- Composite board siding
- Hazardous substances (asbestos, mold, lead paint, etc.)
- Foreign manufactured dry wall

•    Inspection reports will be reviewed with the employee and copies will be forwarded to the listing agent for proper disclosure to any potential buyers. There will be no exceptions regarding disclosure of inspections to buyers.
•    Cartus, as the buyer of the property on behalf of the Company, will require all repairs to be completed prior to purchase under the Appraised Value Offer Program.
•    In some instances, the amount of the repairs may be withheld from the equity based on a guaranteed bid. All inspections and/or satisfactory remediation of deficiencies are required.
•    Required repairs are the employee’s personal responsibility; he/she will not be paid or reimbursed by the Company.
•    If, in the inspection process, it is discovered that the necessary repairs may impact the marketability of the home, the Company reserves the right to remove the home from the Appraised Value Offer Program at any time. (See Independent Home Expense Reimbursement Section.)
•    If inspections have been ordered and received by Cartus, the employee will only be responsible for those items indicated on the report (and/or further evaluations performed at Cartus’ request). Repairs requested by the outside buyer will be negotiated with the buyers at the discretion of Cartus under a separate sale agreement.

Appraisal Process
A relocation appraisal seeks to determine the anticipated sales price that a qualified buyer will pay for the home given the current market conditions, any added improvements, condition of the home, and a marketing period of 90 to 120 days. All appraisals are completed on a standardized form created for the relocation industry by the Employee Relocation Council (ERC), an independent, national organization.
•    Appraisals will be ordered at the time the home is listed and inspections are ordered.
•    The employee will review an approved list of licensed, relocation appraisers and select three appraisers from the list.
•    The employee should interview the appraisers or review the list with his/her real estate agent.
•    The transferee should notify his/her Consultant of the appraiser he/she selected. The Consultant will then order two relocation appraisals. Each appraiser will contact the employee to schedule the appointments to view the home.
•    If the two completed appraisals are more than 5% out of variance, a third appraisal will be ordered to determine the value. (See Guaranteed Offer.)

Appraised Value Offer
If the two appraised values are within 5% of each other, the appraised value offer will be the average of the two appraisals. If the variance is greater than 5%, a third appraisal will be ordered and the two closest values within 5% will be averaged to determine the appraised value offer.
•    Once the appraisal review process is complete, the appraised value offer will be discussed with the employee verbally, including any contingencies, inspections and required repairs.
•    The appraised value offer will be valid for a period of 60 days from the receipt of the offer (the “offer period”).
•    Once the appraised value offer has been delivered, the employee is required to adjust the list price to within 103% of the appraised value offer for the duration of the offer period.
•    The transferee may accept the offer at any time during the offer period; however, it is recommended to continue to aggressively market the home for the duration of the 60 day offer period.
•    A Deed Package will be sent to the transferee directly from Cartus’ Title and Closing Department. The employee should sign and notarize all documents and return it to the Title Department as soon as possible.
•    The formal appraised value offer package will be sent to the employee once the verbal offer has been communicated and all appraisal and inspection documentation is received by Cartus.
•    If the employee elects to accept the appraised value offer or a bona fide purchaser is found for the property under the Amended Sale Option, the Appraised Value Offer Package should be returned to Cartus.
•    It is the employee’s responsibility to ensure that these documents are kept in a safe and accessible location.

Amended Sale

An amended sale will occur when a qualified purchaser is found while the home is being marketed and prior to acceptance of the appraised value offer. The program as outlined below must be explicitly followed for the home sale expenses to be considered non-taxable.
•    The employee must not accept any money or sign any contracts with the potential buyer on the home sale.
•    The Consultant will stay involved throughout the negotiation process until an acceptable offer is obtained, all disclosures and necessary Appraised Value Offer Home Sale documentation is received and buyer’s qualifications are confirmed. (Please be patient as certain steps are required and documentation must be included to qualify this program as non-taxable).
•    The sales price and all conditions of sale are subject to approval by Cartus on behalf of Republic Services.
•    The potential buyer’s contract must not have any unusual contingencies, such as the sale of another home or anything that would unduly increase the risk of the sale falling through. The sale must be scheduled to close within 60 days of contract execution.
•    Once the buyer’s qualifications have been substantiated, the employee will need to execute and return contracts and legal documents to Cartus and if applicable, the appraised value offer will be amended to reflect the sale price and terms of the buyer’s offer. Should the home sale fail to close with the outside buyer, the employee is still eligible to receive the Amended Value Sale in addition to the Amended Sale Incentive Bonus.
•    Cartus will execute the contract with the employee as the “buyer” of the employee’s home prior to selling the home to the outside buyers as the “seller” of the home.

•    The Company will not pay for any buyer’s closing costs, repairs, allowances, home warranties, or any buyer’s concessions. If negotiated, these will be deducted from the original sales price to determine a “net” sales price.
•    An offer within 97% of the appraised value offer may be accepted and the employee will still receive the appraised value offer and the Home Sale Incentive.

Buyer’s Offer
If the employee sells his/her home prior to beginning the appraisal process, the employee will not need to participate in the appraisal process. When the buyer’s offer has been negotiated and approved, the Cartus Consultant will prepare a Contract of Sale to reflect the buyer’s offer.
Please sign, notarize and return these documents as quickly as possible. The employee will be eligible to receive the Amended Value Home Sale Incentive.

Amended Value Home Sale Incentive
If the home sells to a qualified buyer through the Amended Sale Program (prior to accepting the appraised value offer), the employee may be eligible for the Home Sale Incentive.
Terms include:
•    The employee must have listed his/her home and followed the guidelines of the Marketing Assistance program
•    The Home Sale Incentive is 2% of the “net” sales price, if the sale is amended
•    The payment is capped at $6,000
•    The home must sell after the authorization is received by Cartus and prior to accepting the appraised value offer
•    The sales price may be within 97% of the appraised value offer, or the real estate agent’s “Most Probable Sales Price” if the home sold prior to receiving the appraised value offer
Reimbursement: The Cartus Consultant will arrange for payment once the sale has been amended and the equity has been funded. Tax assistance is not provided.

Closing the Sale and Receiving Final Equity

Cartus will close the sale with the employee, calculating and funding the equity due based on the contract price and the “pro-rate date”. The pro-rate date is either the date the appraised/amended value offer is executed by Cartus or the vacate date from the property, whichever is later.
•    Once the sale has closed through Cartus, and the home is vacated, Cartus will assume all responsibility for the property.
•    The final equity is calculated minus the mortgage balance, prorated mortgage interest, real estate taxes, liens, special assessments or outstanding repair items. In addition, any buyer’s incentives or items agreed to in the buyer’s purchase agreement not covered under the program will also be deducted from the equity.
•    The final equity will be paid after the home is sold to Cartus, the home has been vacated, and the listing agent has completed an inspection of the home.
•    If the sale of the home fails to close with the buyer after Cartus executes the contract, the employee is still guaranteed the “buyer offer” sale.
•    If negative equity exists, it must be paid in full prior to Cartus taking over responsibility of the home or the closing of a sale to a buyer. Negative equity is when the amount of mortgage(s) exceeds the sales price of the home.

Please Note: The Employee’s Cartus Consultant is not able to sign a purchase agreement with the buyer until the signed and notarized Contract of Sale and other pertinent documents are received. Please complete this paperwork and return all documents to the Consultant as soon as possible.

Vacating the Home
•    If the employee has a buyer value offer home sale, he/she will need to vacate according to the guidelines of the purchase agreement with the buyers. If the appraised value offer is accepted, the employee will have 60 days from the date the offer is accepted in which to vacate the property.
•    If the appraised value offer is accepted and the employee remains in the property during the 60 day vacate period, the employee will be required to cooperate with Cartus by allowing prospective purchasers to view the home by appointment during reasonable hours.
•    The transferee will be responsible for all expenses associated with utilities, repairs, maintenance, and general upkeep if he/she remains in the home during this 60 day period.
•    Once the vacate date is determined, the employee is responsible for the following:

o    Utilities – Request a final reading from utility companies serving the home (do not turn off any utilities when vacating the property).
o    Keys – Leave a full set of keys to the house with the real estate agent.
o    Debris – No rubbish or debris should be left in the home or on the property. (Properties should be left in “broom swept” condition. Cleaning services are not reimbursed as part of the program.)
o    Insurance – Check with the Cartus Consultant on the timing of canceling the insurance.

Independent Sale

If the home has been determined to be “ineligible” (See Ineligible Home Section) for the Appraised Value Offer Program or the transferee chooses to sell the home on his/her own without Cartus’ assistance, the employee will be responsible to sell the home outside of the program. Reimbursement for normal closing costs will not exceed 7% of the “net” sales price.
The transferee must participate in the Marketing Assistance Program through Cartus ensuring that an aggressive marketing strategy is in place on the home. In addition, the home must be listed with a Cartus approved real estate agent. Prior approval will be needed if it is determined that the home is “ineligible” for the home sale program.
Reimbursement includes:
•    Real estate commission up to 6% (or the norm for the area) and normal and customary seller’s closing costs as verified by Cartus. Closing expenses include escrow and attorney fees not to exceed 1% of the sale price, seller’s title insurance, transfer taxes, recording fees and inspections.
•    If the transferee sells the home without the assistance of a real estate agent, he/she will not be entitled to an equivalent fee for the real estate commission.
•    Submit a fully executed HUD settlement statement along with a Relocation Expense Reimbursement Form to Cartus for reimbursement.
Reimbursement: See Expense Reimbursement Section.
Please Note: This payment is considered taxable income and payment will be tax assisted if the home is ineligible for the home sale program. If the home is eligible for the home sale program and the employee chooses to decline to participate, tax assistance will not be provided.

Loss on Sale
If the employee is a current/transferred employee and a home owner in the departure location, he/she may be eligible for loss on sale assistance if the gross selling price (which does not consider closings costs or buyer concessions) is less than the original purchase price. This calculation is based on the original purchase price minus the sale price on the Cartus Contract of Sale.
Eligibility:
•    The home must be actively marketed with Cartus’ Marketing Assistance Program and all program guidelines. (See Marketing Assistance Section.)
•    The current sales price must be less than the original purchase price.
•    Capital improvements will not be considered in this calculation as their value has already been included in the overall value of the home.
•    Loss on sale for mortgage amounts greater than the original purchase price will not be considered.

Reimbursement:
•    The loss will be reimbursed as follows:
o    One hundred percent of the loss will be reimbursed up to a maximum of $50,000.
o    Closing expenses or any other dollar additions or subtractions to the origin or destination purchase price will not be considered.
o    No tax assistance is provided.
The employee must submit copies of the original closing statements (HUD-1 Statements) showing the original purchase price of the home.

Duplicate Housing

If the employee has purchased and closed on a new home or has leased a home in the new location and is financially responsible for the mortgage on the home in the departure location, the employee is eligible for duplicate housing. The employee does not qualify if he/she has tenants and receives rental payments for the departure home. The duplicate housing benefit is not available while the employee is in temporary housing.
Republic Services will reimburse duplicate housing expenses for up to 60 days on the lower of the two monthly mortgages or the new lease (old home vs. new home) prorated on a daily basis.
Reimbursement includes:
•    Interest (first mortgage only)
•    Real estate taxes
•    Homeowner’s insurance
•    Homeowner’s association dues
•    Utilities and documented maintenance (lawn care, snow removal, pool cleaning) not to exceed $250/month
•    Reimbursement: See Expense Reimbursement Section. This reimbursement is considered taxable income and taxes will be withheld from the payment. Documentation required for reimbursement includes:
•    Both home/rental coupons/statements or lease agreements
•    Utility and maintenance statements/invoices

Destination Assistance
To ensure the home finding trip is properly focused and successful, the Consultant will assist in evaluating the housing and community needs in the new location. Selection of a knowledgeable real estate broker is an essential part of a successful relocation. The Consultant will refer real estate brokers or rental/leasing agents in the new location who specialize in assisting the employee. If the employee has contact information for a preferred agent in the new location, the Cartus Consultant must contact the agent to ensure eligibility and if eligible, register the referral with that agent to ensure program guidelines are met.
Destination information such as town and neighborhood data relevant to family needs, commuting information, school systems, education, medical and religious information will be provided through the destination agent. Additional destination information may be obtained at www.cartus.com. Click on the link to “Best Places”.
Please contact the Cartus Consultant prior to contacting any real estate or leasing agents. Use of the preferred or approved broker is mandatory for both home sale and home purchase to ensure Republic’s program guidelines are met.
Internet Home Search: Although the internet may be a useful tool to gain information on housing in the new location, the employee will need to use the approved agent to view any homes found in the internet search to ensure compliance with the Company’s home purchase program guidelines.

Home Purchase Assistance
Eligibility:
•    The employee must be a homeowner (at the time of relocation authorization).
•    The purchase must be completed within one-year of start date of the job in the new location.
•    The employee must comply with all program guidelines to be eligible for reimbursement of home purchase expenses.

Eligible Home Purchase Expenses

•    Normal/customary buyer’s closing costs not to exceed 2% total of the primary mortgage amount
•    Appraisal fee, credit report and survey fees
•    State and local transfer taxes (buyer’s portion only)
•    Processing or commitment fees, settlement fees, and recording fees
•    Escrow or attorney’s fees
•    Title insurance charges (lender and owner)
•    Lender required inspections and flood zone certification fees
•    Inspections not to exceed $400 for General Home Inspection, Pest, Radon, etc.
•    Loan origination fee capped at $400
Reimbursement: See Expense Reimbursement Section. Tax assistance will be provided for non-deductible closing costs.
•    All expenses will be direct billed to Cartus if the preferred lender is used thus limiting out-of-pocket expenses.
•    If a non-preferred lender (See National Lender Program) is used, the employee should submit a relocation expense report along with the employee’s HUD-1 Closing Statement after closing for reimbursement of eligible home purchase expenses.

Ineligible Home Purchase Expenses
The following is a non-inclusive list of ineligible home purchase expenses. Please check with the Consultant to ensure eligibility of expenses.
•    Prepaid escrow fees other than those previously listed
•    Mortgage discount points or any fee tied to reduction in interest rate
•    Property tax, homeowner’s insurance, association dues and mortgage interest
•    Duplicate lender fees or inspections other than those required by the lender to close on the loan
•    Private mortgage insurance (PMI) or Mortgage Insurance Premium (MIP)
•    FHA, VA funding fees
•    Buyer broker or agency administrative fees or commission
•    Improvement assessments by state, county or city taxing authorities
•    Republic Services will not cover the cost for the Owner’s Title Policy in states where the fee is typically a seller’s fee and used for negotiation
•    Any expenses normally charged to the seller
•    New Construction: If the employee elects to build a home in the new location, certain expenses are not covered under the program. Reimbursable expenses are limited to the primary loan only and additional assistance is not provided.

National Lender Program

Once the employee has found a home that he/she intends to purchase, he/she may need a mortgage to complete the transaction. Republic Services has established relationships with Cartus Home Loans, Wells Fargo Home Mortgage and Chase Mortgage to provide direct billing of the approved closing costs.
Use of either of these lenders is voluntary, however the benefits follow:
•    Direct billing, eliminating the need to provide cash at closing for reimbursable costs. This benefit is only available if the employee uses one the preferred lenders.
•    Competitive rates for transferring employees
•    Pre-approval prior to the home-finding trip
•    Prompt mortgage approval and processing turn-around times
•    More generous debt-to-income ratios
•    Knowledge of the relocation policy and reimbursement provisions
•    Wide range of mortgage products
Contact Information:
Cartus Home Loans www.Cartushomeloans.com 800.848.9492
Wells Fargo Home Mortgage www.wellsfargorelo.com 800.458.4623
Chase Mortgage www.chaserelo.notifications@jpmchase.com       866.485.2125

When calling, the employee should request the relocation department for assistance and provide identification as a Republic Services employee.
Please Note: The mortgage qualification process is unique for each employee and involves a multi-layered review of many factors, including credit history, down payment amount, debt/income ratios, the property type and location, etc. It is highly recommended that the employee carefully review all these issues with one or more of the mortgage suppliers in the National Lender Program in order to understand the mortgage programs and available options.

Household Goods Shipment
Cartus will coordinate professional moving services for the shipment of household goods from a single location in the departure location to a single location in the destination location. Please contact the Consultant as soon as the transfer date is determined to establish a preliminary schedule, as household goods shipments may take several weeks to coordinate. All shipping charges will be direct billed to Cartus if the transferee opts for this benefit.
Please Note: To avoid unnecessary delays and misunderstandings, the employee or an appointed representative MUST be present to supervise the packing, loading, unloading and unpacking of the household goods if the Cartus Option was chosen. Please check the inventory sheets and note any damage or concerns. Do not sign the inventory sheet or release until all questions are resolved and agreement is obtained based on the employee’s signature. This is critical for the billing and the claims process.
The employee should also provide all possible phone numbers to the driver(s) to be reached while en route and at the new location.

Service Options
Cartus Option:
•    Packing, loading, transporting, unloading, and limited unpacking of normal household goods. Limited unpacking includes mattress cartons and crates in addition to any discarded household goods boxes.
•    Carrier valuation
•    Storage for up to 60 days for homeowners and 30 days for renters
•    Up to two automobiles shipped if the distance is > 500 miles and mileage reimbursed for up to two vehicles if distance is < 500 miles.
Self Move Option:
•    Direct reimbursement of normal and customary self move expenses. (See Self Move Option Section.)

Authorized Services

•    Packing, loading, transporting, unloading, and limited unpacking of normal household goods. Normal household goods are defined as a family’s possessions such as furniture, clothing and non-perishable food items. Limited unpacking includes mattress cartons and crates and discarded household goods boxes.
•    Services are to be coordinated during regular business hours, Monday - Friday.
•    Crating of normal household goods as reasonable and recommended by movers. If the cost to crate the item exceeds the actual value of the item, additional consideration and approval are required.
•    Disconnection and re-connection of usual household appliances. This does not include the installation of gas lines, electrical outlets or water lines where one is not already present. Additionally, this does not include alterations/repairs to existing lines. This program also does not cover the cost of new materials, new service lines or new dryer vent outlets. The employee is responsible for payment of these costs at time of service.
•    One debris pick-up of packing materials within 60 days of delivery.

Items Ineligible for Shipment or Coverage
•    Hazardous materials such as explosives, chemicals, flammable materials, firearms, garden chemicals or firewood, lumber or building materials
•    Livestock (farm animals) or pets
•    Trailers such as utility, horse, camping, recreational, etc.
•    Valuables such as furs, jewelry, currency, artwork, or other items of extraordinary value such as stamps, baseball cards, etc. Any shipment with carrier for items of value is done at the employee’s own risk. The employee should carry items of value with them during the move.
•    Perishables such as plants, food or wine collections
•    Farm equipment, unusually heavy or cumbersome hobby equipment, storage sheds
•    Recreational equipment, to include, but not limited to trailers, snowmobiles, jet skis, ATV’s, airplanes, or boats over 13 feet and/or greater than 300 pounds
•    Labor charges to disassemble or reassemble swing-sets, wooden play structures, universal gyms, trampolines or other recreational or hobby type items. (These items will be shipped and insured.)
•    Fountains, birdbaths, salt water tanks, dog runs, kennels or pet houses unless the pet house can easily fit on the van. Disassembly and reassembly are the employee’s responsibility.
•    Removal, disassembly or reassembly, installation or shipment of satellite dishes, above ground pools, spas/hot tubs and water softeners, draperies, carpeting, etc.

•    Maid service, driver or crew waiting time, tips or food for the moving crew, rubbish removal
•    Overtime charges (weekends, holiday and evening hours) extra pickups or deliveries unless specifically approved by the Consultant
•    Charges for a personally rented trailer and/or truck, if shipping household goods via a van line
The above list is not exclusive and any questions should be directed to the Consultant or the Household Goods Coordinator. Neither the carrier nor the Company will accept responsibility for breakage of articles packed by the employee. It is therefore recommended that moving company personnel be allowed to pack all goods.

Storage
•    Up to 60 days storage is authorized for homeowners and 30 days for renters along with a one-time delivery from the storage facility to the new location.
•    A second move is not provided by Republic Services if the employee moves into a temporary residence and has taken delivery of household goods prior to moving into the permanent home.
•    Access to household goods while in storage is not provided. If the employee requires access to items, this will be at his/her cost.
•    Self storage is not included in this benefit.

Shipment of Vehicles

•    If the distance to the new location is > 500 miles, up to two vehicles may be shipped. If distance to the new location is < 500 miles, mileage will be reimbursed.
•    Reimbursement for expenses of a rental car is available if shipping personal vehicle(s).
•    The vehicle must be operable to qualify for shipment.
•    All personal items must be removed from the vehicle when shipping.
•    Please check the inventory sheet completed by the driver prior to the vehicle(s) being loaded and shipped, to ensure that agreement exists with the driver’s assessment of the condition of the vehicle(s).
•    Inspect the vehicle carefully to note any damage prior to accepting delivery.
Please Note: The vehicle will be shipped by a standard open-air automobile carrier. Due to the high-risk of damage, the automobile will not be shipped in the van with other household goods. The delivery of the automobile is separate from that of the household goods shipment, usually within 14 days. The employee or a family member must be available to accept delivery of the vehicle during this delivery window.

Insurance and Claims
•    Carrier valuation insurance coverage is provided by the moving company which provides coverage for the lesser of the cost to repair or replace household goods based on the weight of the load.
•    Valuation does not cover certain items such as antiques, original art, jewelry, furs, money, coin and stamp collections, stocks, bonds, deeds, wills and other important legal documents. These items should be transported by the employee to the new location. Additional insurance coverage may be purchased at the employee’s expense.
•    Promptly file any claims for loss or damage. Claims should be filed within 60 days of the delivery date. Please keep damaged items and packing cartons until after the claim has been settled.
•    Please note as much as possible on the driver’s inventory sheet prior to signing. Claims for missing items may be denied if not noted on the inventory sheet. Claims may be denied if not submitted in a timely fashion.
•    To validate any claims or questioned items that may have been lost or damaged during the move, it is recommended that the employee take pictures or videotape all of the household goods prior to the mover arriving to pack the home. The employee should make sure that this record is dated and kept on his or her person during the move.
•    Coverage for pair sets or parts will be at the lesser of the cost to repair or replace the damaged item or items, not the entire set.

Self Move Option
If the employee has a limited amount of household goods and/or prefers to move the household independently, the Company will reimburse the employee for the following expenses. The employee is responsible for packing, loading and unloading the household goods. The Company assumes no liability for harm, injury, theft or loss to the employee or any person moving the belongings.
Reimbursement includes:
•    Cost of a rental truck
•    Fuel
•    Tow hitch or bar not to exceed $100
•    Rental furniture pads
•    Packing materials and boxes including paper and tape
•    Rental of a utility dolly or hand truck
•    Insurance offered by the rental truck company
Reimbursement: See Expense Reimbursement Section.

Republic Services Relocation Expense Reimbursement Agreement

This Relocation Expense Reimbursement Agreement (the “Agreement” is entered into this ____ day of _____________________, 20___, between Republic Services, Inc., its subsidiary, affiliated, predecessor and successor corporations and entities (the “Company”) and ____________________ (“Employee”).

Agreement

In consideration of the Company’s payment of Relocation Expenses and for other valuable consideration, the sufficiency of which are acknowledged, the parties agree as follows:

1.    Payment of Relocation Expenses by Company. The Company agrees to pay on behalf of Employee or reimburse Employee for only those Relocation Expenses approved by the Company as set forth in the Relocation Program Handbook, which Employee will obtain from Cartus. Employee is solely responsible for all Relocation Expenses that are not provided for in the Relocation Program Handbook. Employee shall keep and submit to the Company records and receipts showing all Relocation Expenses incurred pursuant to this Agreement. These records and receipts must comply with the Company’s expense reimbursement policies in effect at the time the expense is incurred and must at a minimum reflect the purpose of each expenditure and the person or entity to whom each expenditure was made.

2.    Repayment of Relocation Expenses by Employee. Employee shall repay the Company for Relocation Expenses paid to Employee or third parties on behalf of Employee as follows:

(a)    Upon Resignation or Discharge: If Employee resigns or is involuntarily discharged by the Company “for Cause,” the employee will be required to repay all “Relocation Expenses,” which are defined as all relocation-related expenses paid or incurred by the Company within a time-period ending 24 months after the date the Employee begins work for the Company at the destination location (the “effective date of transfer or new hire”), based on the following schedule:

•	Resignation or discharge within 12 months of the effective date of transfer or new hire — 100% of the Relocation Expenses, or

•	Resignation or discharge more than 12 months but less than 24 months after the effective date of transfer or new hire — 50% of the Relocation Expenses.

For purposes of this Agreement, “Cause” means: (i) Employee is convicted of or pleads guilty (or nolo contendere) to a felony or other crime involving moral turpitude; (ii) the Company determines that Employee knowingly breached any term of his or her Employment Agreement (if applicable); (iii) the Company determines that Employee knowingly violated any of the Company’s policies, rules, or guidelines; or (iv) the Company determines that Employee willfully engaged in conduct, or failed to perform assigned duties, the result of which exposes the Company to serious actual or potential injury (financial or otherwise).

(b)    Upon Employment with Competitor. If Employee resigns or is involuntarily discharged by the Company for Cause and accepts employment with a competitor of the Company within 24 months after the effective date of transfer or new hire, Employee shall repay the Company 100% of the total Relocation Expenses. If Employee has already repaid a pro rata share of the Relocation Expenses in accordance with Section 2(a), then Employee shall pay to the Company 100% of the remainder of the Relocation Expenses. For purposes of this Agreement, the definition of competitor is the one used in Employee’s applicable non-competition, non-solicitation and/or confidentiality agreement

(c)    Terms of Repayment. Employee shall repay any Relocation Expenses to the Company by cashier’s check or wire transfer of immediately available funds as follows: (i) any amounts due pursuant to Section 2(a) shall be paid within 45 days after the employment termination date; and (ii) any amounts due pursuant to Section 2(b) shall be paid within 30 days after Employee accepts employment with a competitor of the Company. Notwithstanding the foregoing, to the extent permitted by applicable law, the Company may elect to withhold any amounts due for the repayment of Relocation Expenses from any compensation due to Employee as of the termination date, and Employee hereby agrees to such withholding and authorizes the Company to withhold such amounts.

(d)    Exception. The repayment obligations of Paragraph 2 will not apply where prohibited by the Sarbanes-Oxley Act.

3.    Miscellaneous.

(a)    Binding Effect; Amendment. This Agreement and the rights of the parties hereunder shall be binding upon and shall inure to the benefit of the parties hereto. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all of the parties.

(b)    Entire Agreement. This Agreement is the final, complete and exclusive statement of the agreement among the parties with relation to the subject matter of this Agreement. There are no oral representations, understandings or agreements covering the same subject matter as this Agreement. This Agreement supersedes and cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous discussions, correspondence, or oral or written agreements or arrangements of any kind.

(c)    Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

(d)    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona, without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Arizona.

(e)    Attorneys’ Fees. In the event either party commences litigation for the judicial interpretation, enforcement, termination, cancellation or rescission hereof, or for damages (including liquidated damages) for the breach hereof, then, in addition to any or all other relief awarded in such litigation, the prevailing party therein shall be entitled to a judgment against the other for an amount equal to reasonable attorneys’ fees, expert witness fees, litigation related expenses, and court costs in such litigation.

(f)    Withholding. All payments made to the Employee will be made net of any applicable withholding for taxes. If the Company makes any payments on behalf of the Employee, the Employee agrees to pay all applicable withholding taxes to the Company.

(g)    Section 409A. Notwithstanding anything herein or in the Relocation Program Handbook to the contrary, except to the extent any expense or reimbursement described herein or the Relocation Program Handbook does not constitute a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, any expense or reimbursement will meet the following requirements: (i) the amount of expenses eligible for reimbursement or in-kind benefits provided to Employee during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to Employee in any other calendar year; (ii) the reimbursement for expenses for which Employee is entitled to be reimbursed will be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred; (iii) the right to payment, reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit; and (iv) the payments or reimbursements will be made pursuant to objectively determinable nondiscretionary Company policies and procedures regarding such reimbursement of expenses.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

Date:

By:

Name:

Title:

Employee:

Executive Separation Policy
(Amended as of March 29, 2012)
Purpose
Republic Services, Inc., its subsidiaries and affiliated and related entities (collectively, the “Company”) seeks to attract and retain the most qualified and capable professionals to serve in key executive positions to maximize the value of the Company for the benefit of the Company’s stockholders. To achieve this goal, the Company has established an Executive Separation Policy to provide such employees with financial security and sufficient incentive to accept and continue employment. This Policy describes the separation benefits that the Company will provide to key executives under certain circumstances if their employment ends. The Company also seeks to ensure that the separation process is handled professionally and efficiently.
Covered Employees
This Policy applies to (i) the Chief Executive Officer, (ii) the President, (iii) the Chief Operating Officer, (iv) the Chief Financial Officer, and (v) the General Counsel (each a “Senior Executive Officer” or “SEO”). It also applies to (i) Executive Vice Presidents (“EVP”), (ii) Senior Vice Presidents (“SVP”), (iii) Vice Presidents (“VP”), and (iv) Area Presidents (“AP”) (“Key Executive Employees or KEEs”). (SEOs and KEEs under this Policy will be referred to collectively as “Covered Executives”). The terms SEO and KEE are used solely for purposes of this Policy and not for any other purpose.
The Management Development and Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) may designate other persons holding other executive positions as Covered Executives under this Policy. Upon such designation, the Compensation Committee will specify the executive position category to be used under this Policy to determine the level of pay and benefits to be provided to the Covered Executive under this Policy.
Notwithstanding any provision in this Policy to the contrary, this Policy does not apply to any Covered Executive if the Covered Executive has an employment agreement, offer letter, or other agreement with the Company which governs the terms and conditions applicable to the Covered Executive’s separation from the Company and is in effect immediately prior to his or her termination of employment (“Employment Agreement”).
Employment Separation
Termination by Executive

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The Covered Executive may terminate the employment relationship for any reason. If the Covered Executive terminates his or her employment for any reason, Covered Executive will be entitled to all earned but unpaid compensation for time worked through the termination date, to be paid by the Company within ten (10) days after the termination date.

Termination Without Cause
The Company may terminate the Covered Executive's employment Without Cause. If the Company terminates the Covered Executive's employment Without Cause, the Company will provide the following pay and benefits:

A.    To a Senior Executive Officer:

(1)all earned but unpaid compensation for the time the SEO worked through the termination date, to be paid within ten (10) days after the termination date;

(2)an amount equal to 24 months of the SEO's then current base salary in equal bi-weekly installments over twenty-four month (24) period beginning on the bi-weekly payroll date following the sixtieth (60th) day after the termination date or such later date as required under the Section 409A provisions set forth below;

(3)an amount equal to a prorated annual bonus. The amount of the prorated annual bonus will equal the amount of the annual bonus, if any, to which the SEO would have been entitled if the SEO was employed by the Company on the last day of the year that includes the termination date multiplied by a fraction equal to the number of days which have elapsed in such year through the termination date divided by 365. Such amount, if any, will be paid at the same time as annual bonuses are paid to current similarly situated SEOs of the Company;

(4)SEO's stock options and other equity awards that remain outstanding as of the termination date will continue to vest and be exercisable as if SEO was employed during the one-year period following the termination date (or, if less, the remainder of the original term of the award);

(5)If the SEO and/or the SEO's spouse and dependents are enrolled in the Company's medical, dental and/or vision plan as of the termination date, the SEO and/or SEO's spouse and dependents will continue to participate in those plans (whichever applicable) in

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accordance with the terms of such plans as they may be amended from time to time, at the same cost applicable to active SEOs, until the earliest of: (i) the date SEO becomes eligible for any comparable medical, dental, or vision coverage provided by another employer, (ii) the date SEO becomes eligible for Medicare or any similar government-sponsored or provided health care program, or (iii) twenty four (24) months from the termination date.

B.    To a KEE:

(1)all earned but unpaid compensation for the time the KEE worked through the termination date, to be paid within ten (10) days after the termination date;

(2)an amount equal to one year of the KEE's then current base salary in equal bi-weekly installments over a twelve (12) month period beginning on the bi-weekly payroll date following the sixtieth (60th) day after the termination date or such later date as required under the Section 409A provisions set forth below;

(3)an amount equal to a prorated annual bonus. The amount of the prorated annual bonus will equal the amount of the annual bonus, if any, to which KEE would have been entitled if the KEE was employed by the Company on the last day of the year that includes the termination date multiplied by a fraction equal to the number of days which have elapsed in such year through the termination date divided by 365. Such amount, if any, will be paid at the same time as annual bonuses are paid to current similarly situated KEEs of the Company;

(4)The KEE's stock options and other equity awards that remain outstanding as of the termination date will continue to vest and be exercisable as if the KEE was employed during the one-year period following the termination date (or, if less, the remainder of the original term of the award); and

(5)If the KEE and/or the KEE's spouse and dependents are enrolled in the Company's medical, dental and/or vision plan as of the termination date, the KEE and/or the KEE's spouse and dependents will continue to participate in those plans (whichever applicable) in accordance with the terms of such plans as they may be amended from time to time, at the same cost applicable to active KEEs (as applicable), until the earliest of: (i) the date the KEE becomes eligible for any comparable medical, dental, or vision coverage provided by another employer, (ii) the date the KEE becomes eligible for Medicare or any similar government-sponsored

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or provided health care program, or (iii) the first anniversary of the termination date.

Change in Control
If within one (1) year after a Change in Control, the Company terminates the Covered Executive's employment Without Cause or the Covered Executive resigns for Good Reason, the Company will provide the following pay and benefits instead of the employment separation pay and benefits described above:

A.    To a Senior Executive Officer:

(1)all earned but unpaid compensation for the time the SEO worked through the termination date, to be paid within ten (10) days after the termination date;

(2)(i) on the bi-weekly payroll date following the sixtieth (60th) day after the termination date or such later date as required under the Section 409A provisions set forth below, a lump sum amount equal to: (x) two years of the SEO's then current base salary, and (y) two times the SEO's target annual bonus, if any, as such target is set under the Company's executive incentive plan, for the year in which the termination date occurs;

(3)The SEO's stock options and other equity awards that remain outstanding as of the termination date will become 100% fully vested and exercisable on the termination date and remain exercisable for twelve (12) months following the termination date, but not beyond the original term of the option or other awards;

(4)If the SEO and/or the SEO's spouse and dependents are enrolled in the Company's medical, dental and/or vision plan as of the termination date, the SEO and/or the SEO's spouse and dependents will continue to participate in those plans (whichever applicable) in accordance with the terms of such plans as they may be amended from time to time, at the same cost applicable to active SEOs, until the earliest of: (i) the date the SEO becomes eligible for any comparable medical, dental, or vision coverage provided by another employer, (ii) the date the SEO becomes eligible for Medicare or any similar government-sponsored or provided health care program, or (iii) the second anniversary of the termination date; and

(5)All long term incentive grants, if any, provided to the SEO will immediately vest as if all target performance levels had

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been met, as such targets are set under the Company's executive incentive plan, and will be paid at target by the Company to the SEO (unless previously paid) at such time as the Company would have been required to make such payments if the termination of employment had not occurred.

B.    To an EVP or SVP:

(1)    all earned but unpaid compensation for the time the EVP/SVP worked through the termination date, to be paid within ten (10) days after the termination date;

(2)     on the bi-weekly payroll date following the sixtieth (60th) day after the termination date or such later date as required under the Section 409A provisions set forth below, a lump sum amount equal to: (x) two years of the EVP/SVP's then current base salary, and (y) two times the EVP/SVP's target annual bonus, if any, as such target is set under the Company's executive incentive plan, for the year in which the termination date occurs;

(3)    The EVP/SVP's stock options and other equity awards that remain outstanding as of the termination date will become 100% fully vested and exercisable on the termination date and remain exercisable for twelve (12) months following the termination date, but not beyond the original term of the option or other awards;

(4)     If the EVP/SVP and/or EVP/SVP's spouse and dependents are enrolled in the Company's medical, dental and/or vision plan as of the termination date, the EVP/SVP and/or the EVP/SVP's spouse and dependents will continue to participate in those plans (whichever applicable) in accordance with the terms of such plans as they may be amended from time to time, at the same cost applicable to active EVPs or SVPs (as applicable), until the earliest of: (i) the date the EVP/SVP becomes eligible for any comparable medical, dental, or vision coverage provided by another employer, (ii) the date the EVP/SVP becomes eligible for Medicare or any similar government-sponsored or provided health care program, or (iii) the second anniversary of the termination date; and

(5)    All long term incentive grants, if any, provided to EVP/SVP will immediately vest as if all target performance levels had been met, as such targets are set under the Company's executive incentive plan, and will be paid at target by the Company to the EVP/SVP (unless previously paid) at such time as the Company would have been required to make such payments if the termination of

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employment had not occurred.

C.    To a VP or AP:

(1)all earned but unpaid compensation for the time VP/AP worked through the termination date, to be paid within ten (10) days after the termination date;

(2)on the bi-weekly payroll date following the sixtieth (60th) day after the termination date or such later date as required under the Section 409A provisions set forth below, a lump sum amount equal to: (x) one year of the VP/AP's then current base salary, and (y) one times the VP/AP's target annual bonus, if any, as such target is set under the Company's executive incentive plan, for the year in which the termination date occurs;

(3)The VP/AP's stock options and other equity awards that remain outstanding as of the termination date will become 100% fully vested and exercisable on the termination date and remain exercisable for twelve (12) months following the termination date, but not beyond the original term of the option or other awards;

(4)If the VP/AP and/or the VP/AP's spouse and dependents are enrolled in the Company's medical, dental and/or vision plan as of the termination date, the VP/AP and/or the VP/AP's spouse and dependents will continue to participate in those plans (whichever applicable) in accordance with the terms of such plans as they may be amended from time to time, at the same cost applicable to active VPs or APs (as applicable), until the earliest of: (i) the date the VP/AP becomes eligible for any comparable medical, dental, or vision coverage provided by another employer, (ii) the date the VP/AP becomes eligible for Medicare or any similar government-sponsored or provided health care program, or (iii) the first anniversary of the termination date; and

(5)All long term incentive grants, if any, provided to VP/AP will immediately vest as if all target performance levels had been met, as such targets are set under the Company's executive incentive plan, and will be paid at target by the Company to the VP/AP (unless previously paid) at such time as the Company would have been required to make such payments if the termination of employment had not occurred.
Eligibility For Separation Benefits

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The Company's obligations to provide any separation benefits under this Policy are contingent upon the following:

A.    Covered Executive's execution of the following documents in such form as provided by the Company and within the time required by the Company:

(1)a valid, enforceable, full and unconditional release of all claims whether known or unknown that the Covered Executive may have against the Company, its officers, fiduciaries, directors, agents, and other employees as of the termination date;
(2)the Company's Noncompetition, Non-Solicitation, Confidentiality, and Arbitration Agreement;

B.    After the Covered Executive's termination date, except as required by applicable law or in the context of a legal proceeding, the Covered Executive will not directly or indirectly: 1) disparage or say or write negative things about the Company, its officers, directors, agents, or other employees; 2) initiate or participate in any discussion or communication that reflects negatively on the Company, its officers, directors, agents, or other employees; or 3) engage in any other activity that the Company considers detrimental to its interests. For purposes of this Policy, a disparaging or negative statement is any communication, oral or written, which would tend to cause the recipient of the communication to question the business condition, integrity, competence, fairness, or good character of the person or entity to which the communication relates; and

C.    After the termination date, the Covered Executive's reasonable assistance and cooperation with the Company concerning business or legal related matters about which Covered Executive possesses relevant knowledge or information. Such cooperation will be provided only at the Company's specific request and will include, but not be limited to, assisting or advising the Company with respect to any business-related matters or any actual or threatened legal action (including testifying in depositions, hearings, and/or trials). In addition, the Covered Executive agrees to promptly inform the Company (by telephonic or written communication to Republic Services, Inc., Legal Department, 18500 North Allied Way, Phoenix, AZ 85054, phone number 480-627-2714) if any person or business contacts Covered Executive in an effort to obtain information about the Company; and

D.    The Company's obligation to pay separation pay and benefits under this Policy will cease immediately if the Company determines that Covered Executive failed to comply with any of the foregoing conditions.

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Section 409A
For purposes of this Policy a termination of employment means a separation from service as defined under Section 409A of the Internal Revenue Code and accompanying Treasury Regulations (“Section 409A”). If at the time of the employment termination the Covered Executive is a “specified employee” as defined in Section 409A, and the deferral of the commencement of any payments or benefits otherwise payable as a result of such employment termination is necessary to avoid the additional tax under Section 409A, the Company will defer the payment or commencement of the payment of any such payments or benefits (without any reduction in such payments or benefits ultimately paid or provided to the Covered Executive) until the first bi-weekly payroll date that is at least six (6) months following the employment termination. Any payment amounts deferred will be accumulated and paid to the Covered Executive (without interest) on the first bi-weekly payroll date that is at least six (6) months after the employment termination in a lump sum, and the balance of payments due to the Covered Executive will be paid as otherwise provided in this Policy. Each bi-weekly payment will be designated as a separate payment for purposes of Section 409A. In the event that the Covered Executive is eligible to receive continuation of medical, dental and/or vision benefits under this Policy for a period of more than 18 months, such benefits will meet the following requirements: (i) the amount of expenses eligible for reimbursement provided to Covered Executive during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to Covered Executive in any other calendar year, (ii) the reimbursements for expenses for which Covered Executive is entitled to be reimbursed will be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred, and (iii) the right to reimbursement or in-kind benefits may not be liquidated or exchanged for any other benefit. This Policy will be interpreted and administered in accordance with Section 409A, although nothing in this Policy will be construed as an entitlement to or guarantee of any particular tax treatment to the Covered Executive.
Best Results Calculation
In the event that any payment, deemed payment or other benefit pursuant to this Policy, together with any other payment, deemed payment or other benefit the Covered Executive may receive under any other plan, program, policy, arrangement or agreement (collectively, “Payment”) would (a) constitute an “excess parachute payment” under section 280G of the Internal Revenue Code (the “Code”) (an “Excess Parachute Payment”), and (b) but for this paragraph would result in the imposition on the Covered Executive of an excise tax under section 4999 of the Code or similar provision of state or local law (the “Excise Tax”), then the Payment made to the Covered Executive shall either be (1) delivered in full, or (2) delivered in such amount thereby resulting in no portion of such Payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, that results in the receipt by the Covered Executive on an after-tax basis the greatest amount of Payment, notwithstanding that all or some portion of such Payment may be taxable under section 4999 of the Code. In the event of a reduction as described in (2) above, the Covered Executive's cash payments under this Policy shall be reduced to the extent necessary starting with the earliest scheduled payment, and such reduction shall not affect the timing of any payments that are not reduced.
ERISA Provisions

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This Policy is intended to be a “top hat” welfare plan within the meaning of U.S. Department of Labor Regulation Section 2520.104-24. The claims procedure set forth in Section 2560.503-1 of such regulations are hereby incorporated by reference into this Policy.

Governing Law
The rights and obligations of the Covered Executives and the Company under this Policy will be governed and interpreted in accordance with the internal laws of the State of Arizona without regard to choice of law principles and to the extent not preempted by ER1SA.
Integration
Except as provided in the third paragraph under “Covered Employees” on Page 1 of this Policy, this Policy replaces all previous Employment Agreements, between the Covered Executive and the Company and constitutes the entire understanding between the Covered Executive and the Company with respect to the payment of pay and benefits upon termination of employment.
Reservation of Rights
Prior to a Change in Control, this Policy may be modified from time to time, or terminated in its entirety, in the sole discretion of the Compensation Committee. Any modifications made by the Compensation Committee for any Covered Executive will apply to all Covered Executives in the same executive position category for purposes of this Policy. Any modifications or the termination of this Policy will not affect the rights of Covered Executives whose termination date preceded the modification or termination. The Compensation Committee will have discretion to construe and interpret this Policy and its decisions will be final and binding on the Company, the Covered Executive and all other interested persons.
Miscellaneous
All payments to a Covered Executive will be reduced by any required withholdings of taxes. The Covered Executive's rights and obligations under this Policy may not be assigned or transferred.
Definitions
Cause means (i) Covered Executive is convicted of or pleads guilty (or nolo contendere) to: (x) a felony, or (y) a crime involving moral turpitude; (ii) the Company determines that Covered Executive knowingly violated any of the Company's policies, rules or guidelines; or (iii) the Company determines that Covered Executive willfully engaged in conduct, or willfully failed to perform assigned duties, the result of which exposes the Company to serious actual or potential injury (financial or otherwise).
Change in Control will mean the occurrence of any of the following on or after the Effective Date of this Policy:

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(i) an acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the then outstanding common stock of the Company (“Shares”) or the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this subsection (a), Shares or Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) will not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” will mean an acquisition by (a) an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or (2) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (b) the Company or any Related Entity, or (c) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(ii)    the individuals who, as of the Effective Date of this Policy, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board or, following a Merger Event which results in a Parent Corporation, the board of directors of the ultimate Parent Corporation (as defined in Paragraph iii (1) (a) below); provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director will, for purposes of this Policy, be considered as a member of the Incumbent Board; provided further, however, that no individual will be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle a Proxy Contest; or

(iii)    the consummation of:

(1) a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a “Merger Event”), unless such Merger Event is a “Non-Control Transaction.” A “Non-Control Transaction” will mean a Merger Event where:

(a)the stockholders of the Company immediately before such Merger Event own directly or indirectly immediately following such Merger Event at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger Event (the “Surviving Corporation”) if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another Person (a “Parent Corporation”), or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation; and,

(b)the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger Event constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there

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is no Parent Corporation, or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation; and

(c)no Person other than (1) the Company, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger Event was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to such Merger Event had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities or Shares, has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation if there is no Parent Corporation, or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation.

(2)     a complete liquidation or dissolution of the Company; or

(3)    the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger Event for this purpose or the distribution to the Company's stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change of Control will occur.

In addition, a Change in Control will not be deemed to occur unless the event(s) that causes such Change in Control also constitutes a “change in control event,” as such term is defined in Section 409A.

Disability means Covered Executive's incapacity due to physical or mental impairment that causes the Covered Executive to be absent from Covered Executive's full-time duties for six consecutive months.

Effective Date means February 9, 2010.

Good Reason means a reduction in Covered Executive's base salary, bonus opportunity, or title and applies only during the one-year period following a Change in Control.

Without Cause means a termination of Covered Executive's employment by the Company other than (i) for Cause or (ii) because of the Covered Executive's Disability or death.

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NON-COMPETITION, NON-SOLICITATION, CONFIDENTIALITY
AND ARBITRATION AGREEMENT

Republic Services, Inc. (the “Company”) and Robert Boucher, Employee No. 719040025 (“Executive”) enter into this Non-Competition, Non-Solicitation, Confidentiality and Arbitration Agreement (“Agreement”), effective August 24, 2012 (the “Effective Date”). The Company and Executive will be referred to as the “Parties” in this Agreement. The Parties agree as follows:

1.    Certain Definitions and Understandings. The Parties expect that some or all of the obligations the Company will assume to Executive under this Agreement will be fulfilled through its subsidiary, related, or successor companies (“Affiliates”). Accordingly, Executive acknowledges that the discharge of any obligation of the Company under this Agreement by one or more of its Affiliates discharges the Company’s obligation in that regard. Moreover, the obligations Executive will assume under this Agreement will be owed to the Company and its Affiliates (collectively referred to as the “Company” for the remainder of this Agreement).

2.    General Duties. Executive acknowledges that he will be entrusted with significant responsibility for managing aspects of the Company’s business. Executive also acknowledges that, due to the confidential nature of his job responsibilities, he will be entrusted with significant responsibility for managing, using and otherwise handling Confidential Information (as defined below) belonging to the Company. Accordingly, Executive acknowledges that he owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of the Company and to refrain from doing or saying anything to a third party or subordinate that injures the Company.

3.    Consideration Executive Will Receive Under This Agreement. The Parties recognize that in order for Executive to perform his duties, Executive needs to manage, use or otherwise handle Confidential Information (as defined below) belonging to the Company. Thus, the Company agrees to provide Executive with, and access to, Confidential Information necessary to perform his duties. Executive agrees that, in exchange for the Company providing him with Confidential Information, his eligibility to participate in the Company’s Executive Separation Policy or any successor or similar policy maintained by the Company for the benefit of similarly situated employees, and the Company’s agreement to employ Executive on an at-will basis, Executive will make the promises set forth in the following sections of this Agreement.

4.    Executive’s Confidentiality Obligations.

4.1    For purposes of this Agreement, “Confidential Information” is not limited to information that would qualify as a Trade Secret and includes, but is not limited to: customer lists and agreements; customer service information; names of customer contacts and the identities of their decision-makers; routes and/or territories; information provided to the Company by any actual or potential customer, government agency or other third party;

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the Company’s internal personnel and financial information; information about vendors that is not generally known to the public; purchasing and internal cost information; information about the profitability of particular operations; internal service and operational manuals and procedures; the manner and methods of conducting the Company’s business; marketing plans, development plans, price data, cost data, price and fee amounts, pricing and billing policies, quoting procedures, marketing techniques, forecasts and forecast assumptions and volumes; future plans and potential acquisition, divestiture and other development strategies; non-public information about the Company’s landfill development plans, landfill capacity, special projects, and the status of any permitting process; the status of any governmental investigation, charge, or lawsuit and the position of the Company regarding the value of such matter; non-public information regarding the Company’s compliance with federal, state or local laws; information that gives the Company some competitive business advantage, or the opportunity of obtaining such an advantage, or the disclosure of which could be detrimental to the interests of the Company; and/or information that is not generally known outside the Company.

4.2    As a consequence of Executive’s acquisition of Confidential Information, Executive agrees that it is reasonable and necessary that he make the following covenants:

(a)    At no time while Executive is employed or at any time after his employment ends will Executive disclose Confidential Information to any person or entity either inside or outside of the Company other than as necessary in carrying out his duties and responsibilities, nor will Executive use, copy, or transfer Confidential Information other than as necessary in carrying out his duties and responsibilities, without first obtaining the Company’s prior written consent. In the event a court concludes that the temporal restrictions in this Section 4.2(a) are unreasonable, Executive’s obligations under this Section 4.2(a) will end five (5) years after his employment ends. Nothing in this Agreement prohibits Executive from providing information to any administrative or governmental agency, or from testifying under the power of a subpoena issued from a court of competent jurisdiction.

(b)    During his employment, Executive agrees to promptly disclose to the Company all information, ideas, concepts, improvements, discoveries and inventions (“Inventions”), which he conceives, develops, creates, or acquires, either individually or jointly with others, and which relate to the business, products, or services of the Company, irrespective of whether such Inventions were conceived, developed, discovered, or acquired by Executive on the job, at home, or elsewhere. Executive further agrees that all right, title and interest (including copyrights) in and to any Inventions shall be the property of the Company.

(c)    When Executive’s employment with the Company ends, Executive will immediately deliver to the Company (or its designee) anything containing Confidential Information including, but not limited to, reports, studies, materials, records, documents, books, files, videotapes, tape recordings, computers, computer disks, flash/thumb drives, CDs, DVDs, PDAs, Blackberry devices, mobile telephones, and/or other

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devices used to store electronic data, including any copies thereof, whether made by Executive or which came into his possession prior to or during his employment concerning the business or affairs of the Company.

5.    Executive’s Non-Competition and Non-Solicitation Obligations.

5.1    Definitions:

(a)    “Principal Competitor” means: (i) Waste Management, Inc., Waste Connections, Inc., or Veolia Environmental Services North America Corp. (including their predecessors, successors, parents, subsidiaries, or affiliate operations); or (ii) any public or private business (including their predecessors, successors, parents, subsidiaries, or affiliate operations) conducting Non-hazardous Solid Waste Management services in three (3) or more states in which the Company conducts business.

(b)    “Competitor” means any public or private business that provides Non-hazardous Solid Waste Management services in any state in which the Company conducts business.

(c)    “Rendering Services” means any of the following activities, whether done directly or through others, whether done in person or through telephonic, electronic, or some other means of communication, and whether done as a principal, director, officer, agent, employee, contractor, or consultant: (i) performing any kind of services or duties related to Non-hazardous Solid Waste Management; (ii) selling, marketing, managing, or brokering Non-hazardous Solid Waste Management services; (iii) developing, managing, or otherwise handling data or information concerning potential or actual acquisitions of businesses that engage in Non-hazardous Solid Waste Management; (iv) participating in any decision, or developing, or implementing any strategy, to acquire such businesses; (v) formulating, reviewing, or implementing long or short-term marketing, sales, or operational strategies related to Non-Hazardous Solid Waste Management; (vi) conducting or reviewing cost benefit analysis on proposed projects related to Non-Hazardous Solid Waste Management; (vii) conducting, participating in, or otherwise assisting any review of the prices or rates charged by the Company, whether in connection with an initial contract bid, a contract extension, or a request for a price/rate increase; (viii) soliciting, requesting, reviewing, analyzing, or otherwise handling Confidential Information about the costs (including SG&A or operational), revenues, or profit margins of the Company; (ix) determining, advising, or recommending whether to award a contract to the Company, or whether, and to what extent, the Company is entitled to an increase in its rates or prices; and/or (x) performing any functions that are the same as, or substantially similar to, the duties Executive performed for the Company at any time during the last twenty-four (24) months of his employment.

(d)    “Contact” means any direct or indirect interaction between Executive and any customer, potential customer, or acquisition prospect, which takes place in an effort to further a business relationship, whether done directly or through others,

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whether in person or through telephonic, electronic, or some other means of communication, and whether done as a principal, director, officer, agent, employee, contractor, or consultant.

(e)    “Non-hazardous Solid Waste Management” means the collection, hauling, disposal, or recycling, of non-hazardous refuse or other services provided by the Company.

(f)    “Facility” means the physical location at which the Company owns, leases, or operates: (i) an office; (ii) a collection operation; or (iii) a post-collection operation (including, but not limited to, landfills, transfer stations, material recovery facilities, recycling facilities and compost facilities).

(g)    “Solicit” means soliciting directly or through others, whether done in person or through telephonic, electronic, or some other means of communication, and whether done as a principal, director, officer, agent, employee, contractor, or consultant.

5.2    Prohibition Against Competition.

(a)    During his employment, and for a period of twenty-four (24) months after his employment ends, Executive will not compete with the Company to the extent, and subject to the express limitations, provided in this Section 5.2. In the event a court concludes that twenty-four (24) months is an unreasonable period of time, Executive’s obligations under this Section 5.2 will end eighteen (18) months after his employment ends.

(b)    During his employment, Executive will have detailed knowledge of, and active participation in, many issues affecting the Company’s operations across the nation. Much of the Confidential Information Executive will receive will not be limited to a particular geographic area. Nonetheless, the Parties recognize that an appropriate non-competition obligation should balance Executive’s interest in future employment with the Company’s interest in protecting its Confidential Information and other protectable interests. Accordingly, Executive agrees that he will not Render Services to any Principal Competitor, or to any Competitor, that are: (i) rendered in a state in which the Company does business; or (ii) directed at achieving, or intended to achieve, a result in any such state. In the event a court concludes that this particular restriction is not reasonably limited, Executive will not Render Services to any Principal Competitor, or to any Competitor, that are: (i) rendered within forty (40) miles of any Facility; or (ii) directed at achieving, or intended to achieve, a result within forty (40) miles of any Facility.

5.3    Prohibition Against Solicitation.

(a)    During his employment, and for a period of twenty-four (24) months after his employment ends, Executive will limit his activities relating to customers, potential customers, acquisition prospects, employees, consultants and independent contractors of the Company to the extent, and subject to the express limitations, provided in this Section 5.3. In the event a court concludes that twenty-four (24) months is an

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unreasonable period of time, Executive’s obligations under this Section 5.3 will end eighteen (18) months after his employment ends.

(b)    Executive will not Contact any customers, potential customers, or acquisition prospects of the Company that Executive generated, serviced, managed, contacted, or maintained at any time during the last twenty-four (24) months of his employment on behalf of any Principal Competitor, or any Competitor, that provides Non-hazardous Solid Waste Management services within forty (40) miles of any Facility.

(c)    Executive will not, either directly or indirectly, raid, Solicit, attempt to Solicit, or induce, any employee of, consultant to, or independent contractor of, the Company to terminate his or her relationship with the Company in order to become an employee of, consultant to, independent contractor of, or act in any other way on behalf of, any other person or entity.

5.4    Judicial Modification. If the applicable temporal or geographic limitations agreed to by the Parties in this Section 5 are found by a court to be overbroad, the Parties expressly authorize the judge before whom any dispute is brought to impose the broadest temporal and geographic limitations permissible under the law.

6.    Executive’s Obligation to Avoid Conflicts of Interest. Executive agrees to abide by the Company’s Conflicts of Interests policy, which includes not becoming involved, directly or indirectly, in a situation that a reasonable person would recognize to be an actual conflict of interest with the Company. If Executive discovers, or is informed by the Company that he has become involved in a situation that is an actual or likely conflict of interest with the Company, Executive will take immediate actions to eliminate the conflict. The Company’s determination as to whether or not a conflict of interest exists will be conclusive.

7.    Miscellaneous.

7.1    Waiver of Breach. The waiver by any Party of a breach of any provision of this Agreement will neither operate nor be construed as a waiver of any subsequent breach.

7.2    Assignment. The Company may assign this Agreement upon written notice to Executive. However, Executive agrees that his rights and obligations under this Agreement are personal to him and may not be assigned without the express written consent of the Company.

7.3    Entire Agreement, No Oral Amendments. This Agreement replaces and merges all previous agreements and discussions relating to any rights and obligations between Executive and the Company with respect to the subjects addressed in this Agreement. This Agreement may not be modified except by a written agreement signed by a representative of the Company who is expressly authorized by the Company’s Board of

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Directors to execute such a modification or agreement.

7.4    Enforceability. If a court or arbitrator authorized by this Agreement to resolve disputes between the Parties determines that any provision of this Agreement is invalid or unenforceable, the invalid or unenforceable provision will be struck from the Agreement without affecting any other provision of this Agreement. All remaining provisions of this Agreement that were not struck will be enforced according to their terms.

7.5    Governing Law, Jurisdiction, and Venue. This Agreement and the rights and obligations of the Parties hereunder shall be governed and interpreted in accordance with the laws of the State of Arizona. Additionally, the Parties agree that the courts situated in Maricopa County, Arizona will have personal jurisdiction over them to hear all disputes arising under, or related to, this Agreement and that venue will be proper only in Maricopa County, Arizona.

7.6    Injunctive Relief. The Company and Executive agree that a breach of any term of this Agreement by Executive would cause irreparable harm to the Company and that, in the event of such breach, the Company will have, in addition to any and all remedies of law, the right to an injunction, specific performance and other equitable relief to prevent or redress the violation of Executive’s obligations under this Agreement. Additionally, to provide the Company with the protections it has bargained for in this Agreement, any period of time in which Executive has been in breach will extend, by that amount of time, the time for which Executive should be precluded from further breaching the promises made in the Agreement.

7.7    Attorneys’ Fees. The Company and Executive agree that, if Executive is found to have breached any term under Sections 2, 4, 5, or 6 of this Agreement, the Company will be entitled to recover the attorneys’ fees and costs it incurred in enforcing this Agreement.

7.8    Arbitration. With the sole exception of any breach by Executive of the obligations he assumed under Sections 2, 4, 5, and 6 of this Agreement (the breach of which permits the Company to obtain judicial relief due to the exigent circumstances presented by such a breach), all other alleged breaches of this Agreement, or any other dispute between the Parties arising out of or in connection with Executive’s employment with the Company will be settled by binding arbitration to the fullest extent permitted by law. This Agreement to arbitrate applies to any claim for relief of any nature, including, but not limited to, claims of wrongful discharge under statutory law and common law; employment discrimination based on federal, state or local statute, ordinance, or governmental regulations, including, but not limited to, discrimination prohibited by Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family Medical Leave Act, and the Fair Labor Standards Act; claims of retaliatory discharge or other acts of retaliation; compensation disputes; tortious conduct; allegedly contractual violations; ERISA violations; and other statutory and common law claims and disputes, regardless of whether the statute was enacted or whether the common

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law doctrine was recognized at the time this Agreement was signed.

The Parties understand that they are agreeing to substitute one legitimate dispute resolution forum (arbitration) for another (litigation) because of the mutual advantages this forum offers, and are waiving their right to have their disputes (except as to breaches of Sections 2, 4, 5, and 6 of this Agreement) resolved in court. This substitution involves no surrender, by either party, of any substantive statutory or common law benefit, protection, or defense.

The arbitration proceeding will be conducted in Maricopa County, Arizona in accordance with the National Rules for the Resolution of Employment Disputes (National Rules) of the American Arbitration Association (AAA) in effect at the time a demand for arbitration is made. One arbitrator shall be used and he or she shall be chosen by mutual agreement of the Parties. If the Parties cannot agree on the selection of an arbitrator after thirty (30) days, an arbitrator shall be chosen by the AAA pursuant to its National Rules. The arbitrator shall coordinate and, as appropriate, limit all pre-arbitration discovery. However, the Parties shall have the right to obtain discovery through appropriate document requests, information requests, and depositions. The arbitrator shall issue a written decision and award, stating the reasons for the award. The decision and award shall be exclusive, final, and binding on the Parties, their heirs, executors, administrators, successors, and assigns.

The Company will pay all costs and expenses of the arbitration, except for the filing fees and costs that would have been required had the proceeding been initiated and maintained in the Maricopa County Superior Court, which fees and costs Executive will pay. Each Party will pay their own attorneys’ fees and expenses throughout the arbitration proceeding. However, the arbitrator may award the successful Party its attorneys’ fees and expenses at the conclusion of the arbitration and any other relief provided by law.

[SIGNATURE PAGE FOLLOWS]

The Parties, intending to be bound, execute this Agreement as of the Effective Date.

EXECUTIVE         COMPANY

By
Robert Boucher

Date: _________________________            Its

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